UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12

SALLY BEAUTY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3001 Colorado Boulevard, Denton, Texas 76210

To our Stockholders,

        You are cordially invited to attend the annual meeting of stockholders of Sally Beauty Holdings, Inc., which will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Friday, January 28, 2011, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.

        Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 4 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.

        Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Sally Beauty Holdings, Inc.

James G. Berges Chairman of the Board
December 9, 2010

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

Official Notice of Annual Meeting of Stockholders

To our Stockholders:

        The annual meeting of stockholders of Sally Beauty Holdings, Inc. will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Friday, January 28, 2011, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

  (1)
  The election of the four directors named in the attached proxy statement for a three-year term;

  (2)
  The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2011 fiscal year; and

  (3)
  To consider and approve the following (non-binding) resolution:

    "Resolved, that the stockholders approve the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement."

  (4)
  To express the views of the stockholders on how frequently advisory votes on executive compensation, such as Proposal 3, will occur; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on November 30, 2010, will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on January 28, 2011:

The Proxy Statement and the 2010 Annual Report to stockholders are available at: www.envisionreports.com/sbh

By Order of the Board of Directors,

Raal H. Roos Corporate Secretary

December 9, 2010

IMPORTANT:

If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 4 of this Proxy Statement for instructions on how to obtain an admission ticket. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other holder of record.

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Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

PROXY STATEMENT

Annual Meeting of Stockholders

January 28, 2011

        This Proxy Statement is being furnished by Sally Beauty Holdings, Inc. ("we," "us," or the "Corporation") in connection with a solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held on January 28, 2011. Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your bank, broker, or other stockholder of record to determine which voting options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on January 28, 2011. This Proxy Statement and the accompanying proxy card were first mailed on or about December 9, 2010.

SOLICITATION AND RATIFICATION OF PROXIES

        If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted FOR all nominees presented in Proposal 1, FOR the proposal set forth in Proposal 2, FOR the proposal set forth in Proposal 3 and EVERY THREE YEARS for the question set forth in Proposal 4. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote in accordance with their best judgments. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See "Questions and Answers about the Meeting and Voting" in this Proxy Statement for an explanation of the term "stockholder of record."

        The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of Sally Beauty Holdings, Inc. or its subsidiaries, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Phoenix Advisory Partners to assist us with the solicitation of proxies for an estimated fee of approximately $5,500, plus normal expenses not expected to exceed $2,500.

 OUTSTANDING STOCK AND VOTING PROCEDURES

Outstanding Stock

        The stockholders of record of our Common Stock at the close of business on November 30, 2010 will be entitled to vote in person or by proxy at the annual meeting. At that time, there were 183,029,093 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting. Proxies or voting instructions returned by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers as to that matter, which we refer to as broker non-votes, will not be counted as votes on that matter.

Voting Procedures

        Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

        Proposal 1. Nominees for available director positions must be elected by a plurality of the votes cast affirmatively or negatively at the annual meeting. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 3. The advisory (non-binding) resolution to approve the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation, as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. Abstentions will count as votes against the proposal. Broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 4. The advisory proposal regarding how frequently advisory votes on executive compensation, such as Proposal 3, will occur requires a plurality of the votes cast for the three options presented at the annual meeting. The frequency option that receives the most affirmative votes of all the votes cast on Proposal 4 in person or by proxy at the meeting is the one that will be deemed approved by the shareholders. Abstentions and broker non-votes will have no effect in determining whether any frequency option in the proposal has been approved.

        If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the votes entitled to be cast by the shares of stock present in person or by proxy at the annual meeting and entitled to vote on the matter so proposed, unless otherwise provided in our Amended and Restated Certificate of Incorporation or Third Amended and Restated By-Laws or the Delaware General Corporation Law. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.     What is a proxy?

  A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Mark J. Flaherty, our Senior Vice President and Chief Financial Officer, and Janna Minton, our Vice President, Chief Accounting Officer and Controller, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

2.     What is a proxy statement?

  A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.     What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a "beneficial owner?"

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  If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

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  If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar stockholder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.     How do you obtain an admission ticket to personally attend the annual meeting?

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  Stockholders of Record.  Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

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  Street Name Holders.  You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

  Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.     What different methods can you use to vote?

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  By Written Proxy.  All stockholders may vote by mailing the written proxy card.

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  By Telephone and Internet Proxy.  All stockholders of record may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank, broker, or other stockholder of record makes those methods available, in which case the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders'

    identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

  •
  In Person.  All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.     What is the record date and what does it mean?

  The record date for the annual meeting is November 30, 2010. The record date is established by our Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.     What are your voting choices for director nominees, and what vote is needed to elect directors?

  For the vote on the election of the Class I director nominees to serve until the 2014 annual meeting, stockholders may:

  •
  vote in favor of all nominees,

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  vote to withhold votes from all nominees, or

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  vote to withhold votes as to specific nominees, with the remainder of the nominees to be voted in favor.

  Directors will be elected by a plurality of the votes cast affirmatively or negatively in person or by proxy at the annual meeting. The Board recommends a vote "FOR" each of the director nominees.

8.     What is a plurality of the votes?

  In order to be elected, a director nominee does not have to receive a majority of the affirmative votes cast for directors. Instead, the four nominees elected are those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

9.     What are your voting choices on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year, and what vote is needed to ratify their appointment?

  In the vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year, stockholders may:

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  vote in favor of the ratification,

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  vote against the ratification, or

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  abstain from voting on the ratification.

  The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. The Board recommends a vote "FOR" Proposal 2.

10.   What are your voting choices on the proposal inviting stockholders to approve the advisory resolution endorsing the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation?

  In the vote on the advisory (non-binding) resolution to approve the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed and disclosed in this Proxy Statement, stockholders may:

  •
  vote in favor of the proposal,

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  vote against the proposal, or

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  abstain from voting on the proposal.

  The advisory resolution to approve the Corporation's executive compensation program will require the affirmative vote of a majority of the votes entitled to be cast affirmatively or negatively by the shares of stock present in person or by proxy at the annual meeting and entitled to vote thereon. This is an advisory vote, and as such is not binding on the Board. The Board recommends a vote "FOR" Proposal 3.

11.   What are your voting choices on the proposal inviting stockholders to express a preference as to the frequency of an advisory vote on executive compensation?

  Stockholders are invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 3, will occur. Stockholders can advise the Board on whether such votes should occur:

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  every year;

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  every two years;

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  every three years; or

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  abstain from voting.

  This is an advisory vote, and as such is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years. The Board recommends a vote for "EVERY THREE YEARS." Stockholders are not being asked to approve or disapprove of the Board's recommendation, but rather to indicate their own choice as among the frequency options.

12.   What if a stockholder does not specify a choice for a matter when returning a proxy?

  Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted in accordance with the Board's recommendations for proposals described in this proxy statement for which no specific instructions are given.

13.   How are abstentions and broker non-votes counted?

  Both abstentions and broker non-votes are counted as "present" for purposes of determining the existence of a quorum at the annual meeting. Abstentions will count as a vote against Proposals 2 and 3. Abstentions will not be included in vote totals and will not affect the outcome of the vote on Proposals 1 and 4. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on Proposals 1, 2, 3 and 4.

 ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

Board Purpose and Structure

        The mission of the Board is to provide strategic guidance to our management, to monitor the performance and ethical behavior of our management, and to maximize the long-term financial return to our stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies.

        Background.     Sally Beauty Supply began as a single store in New Orleans in 1964 and was purchased in 1969 by our former parent company, Alberto-Culver Company, which we refer to as Alberto-Culver. On November 16, 2006, we separated from Alberto-Culver and became an independent company traded on the NYSE. Our separation from Alberto-Culver and its consumer products-focused business was pursuant to an investment agreement, dated as of June 19, 2006, as amended, among us, Alberto-Culver, CDRS Acquisition LLC, which we refer to as CDRS, and others. We were formed as a Delaware corporation in June of 2006 in connection with the separation transaction to be the ultimate parent of Sally Beauty Supply LLC and Beauty Systems Group LLC, or BSG, and other subsidiaries following the separation.

        In connection with our separation from Alberto-Culver, CDRS, and CD&R Parallel Fund VII, L.P., which we refer to as Parallel Fund and which we refer to together with CDRS as the CDR Investors, invested an aggregate of $575 million in cash equity, representing ownership subsequent to the separation of approximately 47% of the outstanding shares of our Common Stock on an undiluted basis.

        Composition.     Our Board of Directors consists of eleven individuals, in three staggered classes, as nearly equal in number as possible, seven of whom qualify as independent of us under the rules of the NYSE.

        Stockholders Agreement.     On November 16, 2006, in connection with our separation from Alberto-Culver, we, the CDR Investors, Mrs. Carol L. Bernick, Mr. Leonard H. Lavin and certain of our other stockholders, whom we refer to collectively as the Lavin family stockholders, entered into a stockholders agreement. The stockholders agreement provides that until the earlier of November 16, 2016 and the termination of the stockholders agreement, so long as the ownership percentage of the CDR Investors' and their affiliates' and their permitted transferees' shares of our Common Stock in the aggregate equals or exceeds the percentages set forth in the table below, CDRS will have the right to designate for nomination to our Board of Directors, a number of individuals, whom we refer to as CDRS designees, set forth opposite the applicable percentage:

Ownership Percentage	Number of Investor Designees
45% or greater	five individuals
less than 45% but equal to or greater than 35%	four individuals
less than 35% but equal to or greater than 25%	three individuals
less than 25% but equal to or greater than 15%	two individuals
less than 15% but equal to or greater than 5%	one individual

        In addition, the stockholders agreement provides that:

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  until the earlier of November 16, 2016 and the termination of the stockholders agreement, the CDRS designees who are members of the Nominating and Corporate Governance Committee of our Board of Directors (or if none remain, the remaining CDRS designees) will have the right to designate for nomination or appointment to our Board of Directors the individual to replace any CDRS designee upon his or her death, retirement, disqualification or removal (other than removal for cause) so long as CDRS has the right to designate such a member of our Board of Directors under the ownership percentages described above;

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  our Board of Directors will have an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Finance Committee, each of which will have four members, at least two of whom will be CDRS designees;

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  each of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will be independent of us under the rules of the NYSE; and

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  a CDRS designee will chair our Compensation Committee, Nominating and Corporate Governance Committee and Finance Committee and all other committees will be chaired by a non-CDRS designee.

        The governance provisions of the stockholders agreement will terminate upon the earlier to occur of November 16, 2016 and the date of termination of the stockholders agreement.

        The stockholders agreement also contains certain restrictions on the ability of CDRS to dispose of their shares of our Common Stock. In addition, in connection with the separation transactions, CDRS and the Lavin family stockholders agreed to certain restrictions on their ability to acquire shares of our Common Stock.

        Pursuant to our Third Amended and Restated By-Laws, our Board is "classified," which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are "staggered" so that the terms of approximately one-third of the directors expire each year. Accordingly, this Proposal 1 seeks the election of four directors whose terms expire at the annual meeting of stockholders in 2011.

        The terms of four directors, Kathleen J. Affeldt, Walter L. Metcalfe, Jr., Edward W. Rabin and Gary G. Winterhalter, will expire at the annual meeting in 2011. Following the recommendations of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Ms. Affeldt and Messrs. Metcalfe, Rabin and Winterhalter for election to a term that will expire at the annual meeting in 2014.

        Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted FOR the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

 PROPOSAL 1 — ELECTION OF DIRECTORS

        Our Board of Directors has nominated the following directors for election. Each of the following nominees, a current director with a term expiring at the 2011 annual meeting, has furnished to us the following information with respect to his or her principal occupation or employment and principal directorships:

Class II — Directors with Terms Expiring in 2011

        Kathleen J. Affeldt, Director, age 62.     Ms. Affeldt has served on our Board of Directors since our separation from Alberto-Culver. Ms. Affeldt retired from Lexmark International, a developer, manufacturer and supplier of printing and imaging solutions for offices and homes, in February 2003, where she had been Vice President of Human Resources since July 1996. She joined Lexmark when it became an independent company in 1991 as the Director of Human Resources. Ms. Affeldt began her career at IBM in 1969, specializing in sales of supply chain systems. She later held a number of human resources management positions. Ms. Affeldt has served as a director of SIRVA, Inc. and as chair of that Board's Compensation Committee. She currently serves as a director of BTE, Inc., Whole Health, Inc. and NCI Building Systems, Inc. We believe that Ms. Affeldt's executive and management experience, including her extensive experience managing executive compensation programs, well qualify her to serve on our Board.

        Walter L. Metcalfe, Jr., Director, age 71.     Mr. Metcalfe has served on our Board of Directors since our separation from Alberto-Culver. Mr. Metcalfe is the Senior Counsel of Bryan Cave LLP, an international law firm, and for ten years ending in September 2004 he served as its chairman and chief executive officer. Mr. Metcalfe, a former Chairman of the Board of Directors of the Federal Reserve Bank of St. Louis, holds a law degree from the University of Virginia where he was elected to the Order of the Coif. We believe that Mr. Metcalfe's extensive legal experience and long and varied involvement in leadership roles in his community well qualify him to serve on our Board.

        Edward W. Rabin, Director, age 64.     Mr. Rabin has served on our Board of Directors since our separation from Alberto-Culver. Mr. Rabin was President of Hyatt Hotels Corporation until 2006, having served in various senior management roles since joining the company in 1969. Mr. Rabin was a director of SMG Corporation from 1992 through June 2007. He is also a director of PrivateBancorp, Inc. and serves on its audit, compensation, and nominating and corporate governance committees. Mr. Rabin is lead director of WMS Industries Inc., serving as a member of its audit and compensation committees. He is also a board member of Oneida Holdings, Inc., a private corporation. He is a board member and trustee of the Museum of Contemporary Art, Chicago and a consulting director of the Richard Gray Gallery, Chicago and New York. Mr. Rabin attended the Wharton School of Advanced Business Management and holds an honorary Masters in Business Administration from Florida State University. We believe that Mr. Rabin's executive and management experience, including his experience as President of a large hotel company, well qualify him to serve on our Board.

        Gary G. Winterhalter, President, Chief Executive Officer and Director, age 58.     Mr. Winterhalter has served on our Board of Directors since our separation from Alberto-Culver. Mr. Winterhalter is the Corporation's President and Chief Executive Officer and a member of our Board. Prior to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings, Inc. from May 2005 to November 2006. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996. We believe that Mr. Winterhalter's long and distinguished career in the specialty retail and beauty products distribution business well qualifies him to serve on our Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

        The background and business affiliations of our other directors, each of whose term of service continues beyond 2011, are set forth below:

Class I — Directors with Terms Expiring in 2013

        James G. Berges, Director and Chairman of the Board, age 63.     Mr. Berges has served on our Board of Directors since our separation from Alberto-Culver. Mr. Berges has been a partner at Clayton, Dubilier & Rice, LLC, a private equity investment firm, since 2006. Mr. Berges was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics, communications, and appliances and tools. He is also a director of HD Supply, Inc., where he serves as Chairman of the Board, PPG Industries, Inc., where he serves as a member of its audit and nominating and governance committees, and NCI Building Systems, Inc., where he serves as Chairman of its executive committee. We believe that Mr. Berges' long and varied business career, including service as President of a large, publicly-traded company, well qualifies him to serve on our Board.

        Marshall E. Eisenberg, Director, age 65.     Mr. Eisenberg has served on our Board of Directors since our separation from Alberto-Culver. Mr. Eisenberg is a founding partner of the Chicago law firm of Neal, Gerber & Eisenberg LLP and has been a member of the firm's Executive Committee for the past 20 years. Mr. Eisenberg is a director of Jel-Sert Company and was formerly a director of Ygomi, Inc. and Engineered Controls International, Inc. Mr. Eisenberg has served on the Board of Visitors of the University of the Illinois College of Law. Mr. Eisenberg received his J.D. degree with honors from the University of Illinois College of Law in 1971, where he served as a Notes and Comments Editor of the Law Review and was elected to the Order of the Coif. We believe that Mr. Eisenberg's extensive legal experience, including his extensive corporate governance experience, well qualifies him to serve on our Board.

        John A. Miller, Director, age 57.     Mr. Miller has served on our Board of Directors since our separation from Alberto-Culver. Mr. Miller is the President and Chief Executive Officer of North American Corporation, a multi-divisional company specializing in industrial paper products, packaging, printing and other commercial consumables. Mr. Miller has served as the President of North American Corporation since 1987. Mr. Miller is also a director of Atlantic Premium Brands, Ltd., where he is a member of its audit and compensation committees and is serving on the Board of Directors of the Network Services Company. Mr. Miller was formerly a director of Laureate Education, Inc., where he served on its audit and compensation committees and was its lead director. We believe that Mr. Miller's long business career, including service as CEO of a large distribution company and his previous service on the board of our previous owner, well qualifies him to serve on our Board.

        Richard J. Schnall, Director, age 41.     Mr. Schnall has served on our Board of Directors since our separation from Alberto-Culver. Mr. Schnall has been a partner at Clayton, Dubilier & Rice, LLC since 1996. Prior to joining Clayton, Dubilier & Rice, LLC, he worked in the Investment Banking division of Donaldson, Lufkin & Jenrette, Inc. and Smith Barney & Co. Mr. Schnall is a limited partner of CD&R Associates VI Limited Partnership, a director and stockholder of CD&R Investment Associates VI, Inc., a director at Diversey, Inc., where he sits on that company's Compensation, Finance and Executive committees, and a director of U.S. Foodservice and HGI Holdings, Inc. Mr. Schnall is a graduate of the Wharton School of Business at the University of Pennsylvania and holds a Masters of Business Administration from Harvard Business School. We believe that Mr. Schnall's executive and financial experience well qualifies him to serve on our Board.

 Class III — Directors with Terms Expiring in 2012

        Kenneth A. Giuriceo, Director, age 37.     Mr. Giuriceo has served on our Board of Directors since April 2008. Mr. Giuriceo has been a partner at Clayton, Dubilier & Rice, LLC since 2007. Prior to joining Clayton Dubilier & Rice in 2003, Mr. Giuriceo worked in the principal investment area of Goldman, Sachs & Co., an investment and banking firm, from 2002 to December 2003. Mr. Giuriceo is currently a member of the Board of Directors of The ServiceMaster Company, a private outsourcing services company, where he serves as chair of its audit committee and as a member of its compensation committee. Mr. Giuriceo earned a Bachelor of Science Degree from Boston College and a Masters of Business Administration from Harvard Business School. We believe that Mr. Giuriceo's executive and financial experience well qualifies him to serve on our Board.

        Robert R. McMaster, Director, age 62.     Mr. McMaster has served on our Board of Directors since our separation from Alberto-Culver. Mr. McMaster has been a director and member of the audit/finance committees of Carpenter Technology Corporation since 2007. Mr. McMaster is also chairman of the audit committee of The Columbus Foundation, a charitable trust and nonprofit corporation. From May 2003 until June 2006, Mr. McMaster served as a director of American Eagle Outfitters, Inc. and as chairman of its audit committee and a member of its compensation committee. Mr. McMaster was a director and a member of the audit committee of Dominion Homes, Inc. from May 2006 to May 2008. From January 2003 until February 2005, Mr. McMaster served as Chief Executive Officer of ASP Westward, LLC and ASP Westward, L.P. and from June 1997 until December 2002, Mr. McMaster served as Chief Executive Officer of Westward Communications Holdings, LLC and Westward Communications, L.P. Mr. McMaster is a former partner of KPMG LLP and a former member of its management committee. He is currently serving as the Senior Financial Advisor to the CEO of Worthington Industries, Inc. We believe that Mr. McMaster's long and varied business career, including his extensive accounting experience, well qualifies him to serve on our Board.

        Martha Miller de Lombera, Director, age 62.     Ms. Miller de Lombera has served on our Board of Directors since our separation from Alberto-Culver. Ms. Miller de Lombera retired from The Procter & Gamble Company, a manufacturer and marketer of a broad range of consumer products, in 2001, following 25 years of service in various marketing and general management positions. At the time of her retirement, she was Vice President and General Manager — Latin American North Market Development Organization. Ms. Miller de Lombera was formerly a director of WalMart de Mexico, where she was a member of its audit and corporate governance committees; of Ryerson Inc., where she was a member of its compensation and nominating and governance committees; and of Nationwide Financial Services, Inc., where she was a member of its finance and compensation committees. We believe that Ms. Miller De Lombera's extensive management and executive experience well qualifies her to serve on our Board.

INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD,
AND ITS COMMITTEES

        We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by our Board, executive officers and employees in governing us.

 Code of Business Conduct and Ethics and Governance Guidelines

        Our Board of Directors has adopted (a) a Code of Business Conduct and Ethics and (b) Corporate Governance Guidelines that apply to our directors, officers and employees. Copies of these documents and the committee charters are available on our website at www.sallybeautyholdings.com and are available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, our principal financial officer, our principal accounting officer or persons performing similar functions. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Stockholder-Director Communications

        Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the presiding non-management director, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our General Counsel at 3001 Colorado Boulevard, Denton, Texas 76210. Our General Counsel's office will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

Director Independence

        Our Board of Directors is comprised of one management director, Mr. Winterhalter, who is our President and CEO, and ten non-management directors. Three of our non-management directors (Chairman Berges and Messrs. Giuriceo and Schnall) are affiliated with Clayton, Dubilier & Rice, LLC, affiliates of which manage the CDR Investors, the beneficial owners of approximately 47% of our Common Stock. Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board of Directors has affirmatively determined that directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera and Rabin satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE relating to directors. In addition, our Board of Directors has affirmatively determined that Messrs. McMaster, Eisenberg, Metcalfe and Miller are also "independent" under the SEC's standards for independent audit committee members, as discussed below. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of Sally Beauty Holdings, Inc. or its affiliates, including the transactions described below under "Certain Relationships and Related Party Transactions — Notes Held by Affiliate of Director." As a result of this evaluation, the Board has affirmatively determined that directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera and Rabin are independent under those criteria.

 Nomination of Directors

        The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating and Corporate Governance Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. In accordance with our Third Amended and Restated By-Laws, CDRS has the right to nominate a certain number of directors in proportion to its and its affiliates' ownership of specified percentages of our Common Stock. We anticipate that the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders and, if deemed appropriate, from professional search firms. The Nominating and Corporate Governance Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, we anticipate that the Nominating and Corporate Governance Committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate's judgment, skill, integrity, and business and other experience.

Stockholder Recommendations or Nominations for Director Candidates

        Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 of our Third Amended and Restated By-laws or as otherwise provided by law. Nominations pursuant to the Third Amended and Restated By-laws are made by delivering to our Secretary, within the time frame described in the Third Amended and Restated By-laws, all of the materials and information that the Third Amended and Restated By-laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

        Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our Third Amended and Restated By-Laws, a) the name, age, business address and residence address of the nominee(s), b) the principal occupation or employment of the nominee(s), c) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), d) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and e) any other information relating to the nominee(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 1.06 of our Third Amended and Restated By-laws and any nominee proposed by a stockholder not nominated in accordance with Section 1.06 shall not be considered or acted upon for execution at such meeting. Stockholders' notice for any proposals requested to be included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (including director nominations), must be made in accordance with that rule.

 Director Qualifications

        In order to be recommended by the Nominating and Corporate Governance Committee, subject to the provisions of the stockholders agreement, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors.

        Our qualification guidelines also provide that each candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other boards and skill sets that add to the value of our business.

Mandatory Retirement Age

        Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity or beyond the age of 72. On July 22, 2010, the Board amended our Corporate Governance Guidelines to provide that the Board may request that a director who would otherwise be due to retire be requested to continue service if the Board deems such service to be in the best interest of our stockholders.

Directors Who Change Their Present Job Responsibility

        Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit a resignation to the Board. The remaining directors, upon the recommendation of the Nominating and Corporate Governance Committee, will then determine the appropriateness of continued Board membership.

Self-Evaluation

        The Nominating and Corporate Governance Committee will conduct a self-evaluation of the Board each year to determine whether the Board and its committees are functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

Board Meetings and Attendance

        Pursuant to our Corporate Governance Guidelines, our directors are expected to:

  •
  regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);

  •
  spend the time needed to properly discharge their responsibilities;

  •
  with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate;

  •
  with respect to our independent directors, meet at least once a year in an executive session without management (for these sessions, the chairmanship of each session is determined on a rotating basis from among the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees).

        In fiscal 2010, our Board of Directors met six times, our Audit Committee met eight times, our Compensation Committee met five times, our Finance Committee met four times, and our Nominating and Corporate Governance Committee met four times. Our independent directors met in executive session four times and the non-management directors met four times. During fiscal 2010, each of our incumbent directors attended at least 75% percent of the total number of meetings of the Board and each committee on which he or she served (during his or her service on such committee). In 2010, all eleven members of the Board attended the Corporation's annual meeting of stockholders.

Board Leadership Structure

        Our Board is led by the Chairman, Mr. Berges, a partner at Clayton, Dubilier & Rice, LLC and an affiliate of our largest stockholder. The Board has determined that selecting Mr. Berges as Chairman is in the Corporation's best interests because it aligns the leadership of the Board with the interests of our stockholders. The Board is aware of the potential conflicts that may arise when a representative of our largest stockholder chairs the Board, but believes these conflicts are offset by existing safeguards which include regular meetings of the independent directors in executive session without the presence of stockholders or management and the fact that the membership of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board is made up entirely of independent directors. These committees provide regular monitoring and an unbiased analysis of various activities of the Board. Specific committee assignments are proposed by the Nominating and Corporate Governance Committee in consultation with the chair of each committee and with the consent of the member, and then submitted to the full Board for approval.

Board's Role in the Risk Management Process

        The Board's role in the risk management process is to understand and oversee the Company's strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. To ensure proper oversight of the risk management process, the Audit Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Vice President of Internal Audit, an officer appointed by and reporting to the Chairman of the Audit Committee. The Vice President of Internal Audit meets at least quarterly in executive session with the Audit Committee, and conducts an annual Enterprise Risk Assessment for the Corporation. This assessment is then presented to the Audit Committee (for development of action items and responsible parties for oversight), the full Board (for information) and the Nominating and Corporate Governance Committee (to ensure appropriate Board oversight of the identified risks). This approach is designed to enable the Board and management to establish a mutual understanding of the Corporation's risk management practices and capabilities, to review the Corporation's risk exposure and to elevate certain key risks for discussion at the Board level. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk management. Through this system of checks and balances, the Board is able to monitor our risk profile and risk management activities on an ongoing basis. Certain officers who report to the Chief Financial Officer also monitor various financial risks which adds to the Company's overall risk management strategy.

Compensation Risk Assessment

        The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of the Corporation or the investments of our stockholders. The Compensation Committee considered compensation programs that apply to employees at all levels. This risk assessment process included an assessment of the impact of the Corporation's compensation programs on identified primary business risks (using our annual enterprise risk assessment as a framework) and an analysis of whether and how our compensation programs support, or provide risks to, our corporate strategy. In addition, the Compensation Committee considered the presence of significant risk mitigation factors inherent in our compensation program, such as those described on page 26 under "Management of Compensation-Related Risk."

        Based on the foregoing, the Compensation Committee concluded that the Corporation's compensation plans, programs and policies do not create incentives that encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation. We believe that our incentive compensation plans, policies and practices provide appropriate incentives for behaviors that are within the Corporation's ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Compensation Recoupment Policy

        The Corporation has adopted a compensation recoupment policy that complies with and goes beyond the parameters described in Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). Consistent with the Dodd-Frank Act, in the event that we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, we will seek to recover from any current or former executive officer incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This compensation recovery would be applied regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

        In addition to the above-described recoupment specified by the Dodd-Frank Act, our policy also requires the Corporation, to the extent permitted by governing law, to seek reimbursement of non-equity incentive compensation paid to any current or former employee after January 1, 2011, where: A) (i) the payment was predicated upon the achievement of specified financial results; (ii) such financial results were subsequently the subject of a restatement or other material adjustment, (iii) in the Compensation Committee's view the person engaged in misconduct that caused or contributed to the need for the restatement or material adjustment, and (iv) a lower payment would have been made to the person based upon the correct financial results; or B) where such employee commits an act of embezzlement, fraud or theft with respect to the property of the Corporation. In each such instance, the Corporation will seek to recover the person's entire non-equity incentive compensation payment (not just the excess amount earned based on erroneous data) paid during the 12-month period preceding the Compensation Committee's determination that the person engaged in misconduct.

Committees of the Board of Directors

        Pursuant to the Third Amended and Restated By-laws, our Board of Directors has established the following committees:

  •
  Audit Committee;

  •
  Compensation Committee;

  •
  Nominating and Corporate Governance Committee;

  •
  Finance Committee; and

  •
  Executive Committee.

        The function of each committee is described below.

        Each committee, pursuant to its charter adopted by the Board of Directors, consists of four members, of whom up to two are, and shall be, CDRS designees and at least two shall be, and are, non-CDRS designees. A CDRS designee is entitled under the stockholders agreement to chair the Compensation Committee, the Nominating and Corporate Governance Committee and the Finance Committee, and a non-CDRS designee is entitled to chair the Audit Committee and the Executive Committee.

        Audit Committee.     The Audit Committee consists of Mr. McMaster (chair), Mr. Eisenberg, Mr. Metcalfe and Mr. Miller. The Board has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that Mr. Eisenberg, Mr. McMaster and Mr. Miller each qualify as an "audit committee financial expert" under SEC rules.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

  •
  the integrity of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of our internal audit function and independent auditors.

        Pre-Approval Policy.     The Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy to pre-approve all permissible audit and non-audit services provided by our independent auditors. We expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting.

        The Audit Committee is governed by the Audit Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified, as amended, by the full Board of Directors on December 5, 2006 and on April 23, 2009. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Compensation Committee.     The Compensation Committee is composed of members who are considered independent under the independence requirements of the NYSE. The purpose of the Compensation Committee is to, among other things:

  •
  review and approve corporate goals and objectives relevant to CEO compensation and evaluate the CEO's performance in light of those goals and objectives;

  •
  determine and approve the CEO's compensation level based on this evaluation;

  •
  approve compensation of other executive officers;

  •
  review and recommend to the Board of Directors equity-based incentive compensation plans in which executive officers will participate; and

  •
  prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements.

        The Compensation Committee's processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under "Compensation Discussion and Analysis — Process for Determining Executive Compensation" beginning on page 26 of this Proxy Statement.

        The Compensation Committee is governed by the Compensation Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified, as amended, by the full Board of Directors on December 5, 2006. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in "Compensation Discussion and Analysis — Processes for Determining Executive Compensation" beginning on page 26 of this Proxy Statement, the Compensation Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, Cook has participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design and the reasonableness of individual awards. Cook has not performed any services for our management.

        The Compensation Committee consists of Ms. Affeldt (chair), Mr. Eisenberg, Ms. Miller de Lombera and Mr. Rabin.

        Nominating and Corporate Governance Committee.     The Nominating and Corporate Governance Committee is composed of members who are considered independent under the independence requirements of the NYSE. The purpose of the Nominating and Corporate Governance Committee is to, among other things:

  •
  identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;

  •
  develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and

  •
  oversee the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee charter, which was adopted by the Transactions Committee of the Board of Directors on November 16, 2006 and ratified by the full Board of Directors on December 5, 2006, and amended on July 23, 2008. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        The Nominating and Corporate Governance Committee consists of Mr. Metcalfe (chair), Ms. Affeldt, Ms. Miller de Lombera and Mr. Rabin.

        Executive Committee.     The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Amended and Restated Certificate of Incorporation or our Third Amended and Restated By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter, which was adopted by the Board of Directors on December 5, 2006. The Executive Committee consists of Mr. Berges (chair) and Messrs. Miller, Schnall and Winterhalter. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Finance Committee.     The purpose of the Finance Committee is to provide assistance to the Board of Directors in satisfying its fiduciary responsibilities relating to our financing strategy, financial policies and financial condition. The Finance Committee consists of Mr. Schnall (chair), and Messrs. Giuriceo, McMaster and Miller. The Finance Committee is governed by the Finance Committee charter, which was adopted by the Board of Directors on December 5, 2006 and amended on January 25, 2007. A copy of this charter is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Director Indemnification Agreements

        On December 5, 2006, our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board, including Mr. Winterhalter. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

        Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee's corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. On October 22, 2009, our Board of Directors approved and authorized us to enter into amended and restated forms of this indemnification agreement designed to ensure that our indemnification obligations under these agreements will be primary for all claims against our directors.

No Material Proceedings

        As of November 30, 2010, there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or has a material interest adverse to us.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during fiscal 2010, none of our executive officers served as:

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

  •
  a director of another corporation, one of whose executive officers served on the Compensation Committee; or

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy with respect to Related Party Transactions

        Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, a "related party transaction" is defined as a transaction between us and any senior officer, director, a stockholder owning in excess of 5% of our Common Stock, a person who is an immediate family member of a senior officer or director, or an entity owned or controlled by any such person, other than 1) transactions available to all employees generally or 2) transactions involving less than $5,000 when aggregated with all similar transactions. Under this policy, any related party transaction must be approved by the relevant body (as described below) and disclosed to our stockholders. If the proposed transaction is not an employment arrangement, the transaction must be approved by either a) the Audit Committee of our Board of Directors, if the transaction is on terms comparable to those that could be obtained in arm's length dealing with an unrelated third party or b) the disinterested members of our Board of Directors. If the transaction is an employment arrangement, the proposed transaction must be approved by the Compensation Committee. In approving, ratifying or rejecting a related party transaction or relationship, the relevant body considers whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. Transactions and relationships that are determined to be related party transactions are disclosed in the Corporation's proxy statement. The transactions described below were approved in accordance with our policy. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Notes Held by Affiliate of Director

        Mr. John A. Miller, a member of our Board, is President, Chief Executive Officer and a significant shareholder of North American Corporation ("NACI"). NACI holds an investment in our senior notes due 2014 ("Senior Notes") in the aggregate principal amount of $1 million and in our senior subordinated notes due 2016 ("Senior Subordinated Notes") in the aggregate principal amount of $3 million. The largest aggregate amount of principal outstanding during fiscal 2010 for our Senior Notes and Senior Subordinated Notes was $430,000,000 and $275,000,000, respectively. The amount outstanding as of November 22, 2010 for our Senior Notes and Senior Subordinated Notes were $430,000,000 and $275,000,000, respectively. During fiscal 2010, there were no principal payments on our Senior Notes or Senior Subordinated Notes and interest payments to NACI were $92,500 and

$105,000, respectively. The Senior Notes bear interest at a rate of 9.25% per annum and the Senior Subordinated Notes bear interest at a rate of 10.5% per annum. These transactions were made in the ordinary course of business and on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with persons not related to the Corporation.

Stockholders Agreement

        On November 16, 2006, in connection with our separation from Alberto-Culver, we, the CDR Investors and the Lavin family stockholders entered into the stockholders agreement, which is described on page 7 of this Proxy Statement.

Letter Agreement with Clayton, Dubilier & Rice, LLC.

        We are party to an amended and restated letter agreement with Clayton, Dubilier & Rice, LLC, dated as of February 24, 2010, which we refer to as the CD&R letter agreement, pursuant to which we pay Clayton, Dubilier & Rice, LLC $37,500 per calendar quarter for each of its professional employees who is designated by CDRS to serve on our Board. In addition, pursuant to the CD&R letter agreement, such designees will receive reimbursement for travel and other out-of-pocket expenses in the same manner as other directors except that to the extent that the CDRS designees will be entitled to up to an aggregate of $150,000 per calendar year as reimbursement for actual private air travel expenses in lieu of any reimbursement based on the cost of commercial air travel. In consideration for these payments, Clayton, Dubilier & Rice, LLC has waived, on behalf of such designees to the Board, any right to the payment of other compensation for such person's service as a director.

INFORMATION ON THE COMPENSATION OF DIRECTORS

2010 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Total ($)
James G. Berges(2)	0	0	—	0
Kathleen J. Affeldt	69,500	70,000	—	139,500
Marshall E. Eisenberg	66,000	70,000	—	136,000
Kenneth A. Giuriceo(2)	0	0	—	0
Robert R. McMaster	82,500	70,000	—	152,500
Walter L. Metcalfe	70,000	70,000	—	140,000
John A. Miller	64,000	70,000	—	134,000
Martha Miller de Lombera	62,000	70,000	—	132,000
Edward W. Rabin	61,000	70,000	—	131,000
Richard J. Schnall(2)	0	0	—	0
Gary G. Winterhalter(3)	0	0	—	0

(1)
During our 2010 fiscal year, we did not award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for, members of our Board of Directors, nor did they receive any compensation that would constitute "All Other Compensation."

(2)
Messrs. Berges, Giuriceo and Schnall did not receive any compensation directly from us for their service as directors during our 2010 fiscal year. Messrs. Berges, Giuriceo and Schnall are affiliated with Clayton, Dubilier and Rice, Inc. (which we refer to as CD&R). CDRS has designated Messrs. Berges, Giuriceo and Schnall to serve on our Board of Directors pursuant to the terms of the CD&R letter agreement. Under the CD&R letter agreement, we pay $37,500 per calendar quarter to CD&R for each employee of CD&R designated by CDRS to serve on our Board of Directors. In consideration for these payments, CD&R has waived, on behalf of the CDRS designees to our Board of Directors, any right to the payment of other compensation for each such person's service as a director.

(3)
Mr. Winterhalter did not receive any compensation for his service as a director during our 2010 fiscal year.

(4)
Reflects the grant date fair value of these awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation ("FASB ASC Topic 718"). The grant date fair value of the restricted stock units is based on the fair market value of the underlying shares on the date of grant. On October 21, 2009, each director received 9,434 restricted stock units, which stock award had a grant date fair value equal to $70,000. As of September 30, 2010, each director, other than Messrs. Berges, Giuriceo, Schnall and Winterhalter, beneficially owned 38,691 restricted stock units which were vested but not yet delivered in shares.

(5)
None of the directors received a stock option grant in fiscal 2010. As of September 30, 2010, each director, other than Messrs. Berges, Giuriceo, Schnall and Winterhalter, had 19,055 option awards outstanding.

Narrative Discussion of Director Compensation Table

        The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table.

 Cash Compensation

        In 2010 and pursuant to the Sally Beauty Holdings, Inc. Independent Director Compensation Policy, which we refer to as our Director Compensation Policy, our non-employee directors who are not affiliated with CD&R (currently Directors Affeldt, Eisenberg, McMaster, Metcalfe, Miller, Miller de Lombera and Rabin), whom we refer to generally as our independent directors, each received an annual cash retainer of $35,000, payable in advance in four quarterly installments. For in-person Board or committee meetings during our 2010 fiscal year, each independent director in attendance received $2,000 per meeting. For telephonic Board or committee meetings for which minutes were kept during our 2010 fiscal year, each independent director in attendance received $1,000 per meeting. During 2010, additional annual cash retainers were paid to each independent director who served as chairperson of the Audit Committee (Mr. McMaster), Compensation Committee (Ms. Affeldt), or the Nominating and Corporate Governance Committee (Mr. Metcalfe). This additional retainer was payable in advance in quarterly installments, in the following annualized amounts:

Audit Committee	$17,500
Compensation Committee	$7,500
Nominating & Corporate Governance Committee	$5,000
Finance Committee	$5,000

Equity-Based Compensation

        Pursuant to our Director Compensation Policy, upon the appointment or election of a new independent director to the Board, the independent director receives an initial grant of options to purchase shares of our Common Stock, granted under the Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan, which we refer to as the 2007 Omnibus Plan. These options have a grant date present value equal to $70,000, and an exercise price per share equal to the closing price for our Common Stock on the NYSE on the grant date. The options become exercisable in four equal annual installments beginning on the day before the first anniversary of the grant date and have a ten-year maximum term. None of the directors received this stock option grant in fiscal 2010.

        Each independent director is granted an annual equity-based retainer award with a value at the time of issuance of approximately $70,000. Such award is normally made at the first meeting of our Board each fiscal year in the form of restricted stock units, which we refer to as RSUs, in accordance with the2010 Omnibus Plan, which vest on the last day of such fiscal year. Independent directors whose service on our Board begins after the start of a fiscal year receive a grant of RSUs that is pro-rated to reflect the number of days remaining in such fiscal year. Upon vesting, such RSUs are retained by us as deferred stock units that are not distributed until six months after the independent director's service as a director terminates.

        On October 21, 2009, our independent directors each received a grant of 9,434 RSUs pursuant to the 2007 Omnibus Plan. Such RSUs vested on September 30, 2010, but are retained by us as deferred stock units that are not to be distributed until six months after the independent director's service as a director terminates.

        Beginning in fiscal year 2011, the independent directors' equity-based compensation will be granted under the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan, which we refer to as the 2010 Omnibus Plan.

Travel Expense Reimbursement

        Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip. In addition, pursuant to the CD&R letter agreement, the CDRS designees to our Board (Messrs. Berges, Giuriceo and Schnall) received reimbursement for travel and other out-of-pocket expenses in the same manner as our independent directors, except that these three CDRS designees are entitled to up to $150,000 in the aggregate per calendar year as reimbursement for actual private air travel expenses in lieu of any reimbursement based on the cost of commercial air travel.

COMPENSATION DISCUSSION AND ANALYSIS

        In this section of our proxy statement, we explain how our executive compensation programs are designed and operate with respect to the following executive officers (whom we refer to as our "named executive officers"):

  •
  Gary G. Winterhalter, our President and Chief Executive Officer,

  •
  Mark J. Flaherty, our Senior Vice President and Chief Financial Officer,

  •
  Michael G. Spinozzi, our President of Sally Beauty Supply,

  •
  John R. Golliher, our President of Beauty Systems Group, and

  •
  Bennie L. Lowery, our Senior Vice President and General Merchandise Manager, Beauty Systems Group.

        For a complete understanding of our executive compensation program, this Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and other compensation disclosures included on pages 39-56 of this proxy statement.

Executive Overview

        In spite of recent difficult economic times, fiscal 2010 was a good year for our Company, both from a financial and an operational perspective. Consolidated net sales were $2.9 billion, a 10.6% increase, and GAAP earnings per share grew 44% to $0.78.

        The following provides a brief overview of our fiscal 2010 compensation program as detailed in this Compensation Discussion and Analysis:

  •
  The main objectives of our compensation program are paying for performance, aligning our named executive officers' interests with those of our stockholders, and attracting and retaining qualified executives who can help us achieve and expand our business objectives.

  •
  There were no material changes to our compensation philosophy, objectives, or components from fiscal 2009 to fiscal 2010.

  •
  Our Compensation Committee makes all final compensation decisions regarding our named executive officers.

  •
  The Compensation Committee engages an independent compensation consultant to provide expertise on program design and implementation. Our Chief Executive Officer also provides input on compensation programs and policies and makes recommendations to the Compensation Committee with regard to compensation for our named executive officers other than himself.

  •
  The total direct compensation awarded to our named executive officers in fiscal 2010 consisted of base salary, annual cash incentive bonuses, and stock options.

  •
  In fiscal 2010, we targeted our compensation program to provide conservative base salaries and annual bonus opportunities for our named executive officers at between the 25th percentile and the median of our peer group.

  •
  We encourage pay for performance with a short-term incentive program that provides for cash payments based on achievement of financial goals by the Corporation and its business units, with discretionary adjustment for individual performance not to exceed the target bonus amount. The fiscal 2010 financial performance goals consisted of sales, adjusted EBITDA, and working capital. For our named executive officers, the average aggregate payout for fiscal 2010 annual bonuses was 160% of target (compared to an average aggregate payout in fiscal 2009 of 98% of target). This was entirely a reflection of the level of achievement under the financial performance metrics used to determined bonus payouts. The Compensation Committee did not make any discretionary adjustments based on individual performance in fiscal 2010.

  •
  We encourage alignment of our named executive officers' interests with those of our stockholders through the award of equity-based long-term incentive grants. In fiscal 2010 this element of compensation to our named executive officers was awarded 100% in stock options, which vest ratably over a four year period.

  •
  Our named executive officers participate in the same benefit programs at the same cost as other salaried employees.

  •
  We provide our named executive officers with limited benefits and perquisites, such as life insurance (available to all salaried employees) and reimbursement for executive physicals.

  •
  Each of our named executive officers is entitled to severance benefits upon termination of employment without "cause" or resignation for "good reason" within two years following a change in control of the Corporation. The change-in-control termination payments generally are based on a multiple of the executive officer's base salary and average annual bonus over the prior five years. The payout multiples range from 1.99 to 2.99 times. Mr. Winterhalter is also entitled to lesser termination payments absent a change in control. We do not provide a gross up for excise taxes.

  •
  Following a compensation risk assessment, described on page 15, the Compensation Committee determined that the Corporation's compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation.

Philosophy/Objectives of Executive Compensation

        Our Compensation Committee has developed the following set of objectives to guide the design of our executive officer compensation plans and practices, including those for our named executive officers. The Compensation Committee considers these objectives when making decisions regarding the forms, mix and amounts of compensation paid to our executive officers:

  •
  Attract, motivate and retain highly qualified individuals.  To assure that our compensation arrangements remain competitive with the compensation paid by other employers who compete with us for talent, the Compensation Committee considers peer group information as a point of reference. In fiscal 2010, we targeted our compensation program to provide conservative base salaries, annual bonus opportunities and long-term equity awards for our named executive officers at between the 25th percentile and the median of our peer group. The Compensation Committee uses its discretion to vary executive officer pay within the targeted range and from the targeted range based on various factors, such as an executive officer's performance, responsibilities, experience and expected future contributions.

  •
  Align the interests of our executive officers more closely with those of our stockholders. The compensation program for our executives is weighted toward performance-based compensation, with base salary being the only component of an executive officer's direct compensation that is fixed each year. Other components, including annual bonus and long-term incentive compensation, are subject to the achievement of financial and strategic business objectives and/or increases in stock price. The Compensation Committee believes this performance-driven compensation will promote our long-term success and maximize stockholder returns.

  •
  Manage risk by balancing the time horizon of incentive compensation.  Our compensation program is balanced between short- and long-term performance objectives, but always with a view to achieving long-term value for our stockholders. Under this structure, our executive officers may earn the highest amount of compensation through sustained superior performance.

Internal Equity

        Internal equity is one factor of many that the Compensation Committee considers in establishing compensation for our executives. While there is no formal policy, the Compensation Committee reviews compensation levels to ensure that appropriate equity exists. The differences in compensation levels among our named executive officers reflect the significant variations in their relative responsibilities. The CEO's responsibilities for management and oversight of a global enterprise are significantly higher than those of our other named executive officers. As a result, the pay level for our CEO is commensurately higher than the pay for other officer positions.

Management of Compensation-Related Risk

        We have designed our compensation programs to avoid excessive risk-taking. The following are some of the features of our program designed to help us appropriately manage business risk:

  •
  Diversification of incentive-related risk by employing a variety of performance measures;

  •
  A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;

  •
  An assortment of vehicles for delivering compensation, including cash and equity based incentives with different time horizons, to focus our executives on specific objectives that help us achieve our business plan and create an alignment with long-term shareholder interests;

  •
  A compensation recoupment policy, as described on page 16;

  •
  Standardized equity grant procedures; and

  •
  Stock ownership and retention guidelines applicable to all executive officers.

Processes for Determining Executive Compensation

        The Compensation Committee continues to review each element of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives. The Compensation Committee receives input from an independent compensation consultant as well as from members of management, as discussed below.

Role of Outside Compensation Consultant

        The Compensation Committee retained the services of an independent consultant, Frederic W. Cook & Co., Inc. (Cook), to assist in its review of our management compensation levels and programs. As part of this engagement, Cook assisted the Compensation Committee in the design of our current compensation program for executives, and continues to advise the Compensation Committee on the program. The Compensation Committee has directly engaged Cook to assist with these same services for fiscal 2011, based on Cook's experience, expertise and familiarity with our company. Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Compensation Committee's executive compensation consultant.

Market Data/Benchmarking

        Cook assisted the Compensation Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of general industrial companies.

        The following 12 specialty retail companies comprised our peer group for fiscal 2010, which we refer to as our "peer companies" or "peer group":

American Eagle Outfitters, Inc.	GameStop Corp.	Stage Stores, Inc.
Charming Shoppes, Inc.	O'Reilly Automotive, Inc.	The Talbots, Inc.
Dollar Tree Stores, Inc.	Rent-A-Center, Inc.	Williams-Sonoma, Inc.
Family Dollar Stores, Inc.	Retail Ventures, Inc.	Zale Corporation

In terms of size, our revenues and our market capitalization were between the 25th percentile and median of these peer companies. There was no change from fiscal 2009 in the group of companies comprising our peer group for fiscal 2010. As discussed on pages 35-36, we did make a change in the peer group for fiscal 2011.

Role of Management

        The Compensation Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. In particular, Mr. Winterhalter recommends to the Compensation Committee the base pay levels and individual compensation targets for each executive officer (other than himself) based on each executive's experience, as well as Mr. Winterhalter's view as to the strategic importance of that executive's role, knowledge and performance. Mr. Winterhalter's unique insight into our business and day-to-day interaction with our senior executives provides a valuable resource to the Compensation Committee with respect to our executive compensation programs. In addition, the Compensation Committee relied on recommendations made by Mr. Winterhalter and our Chief Financial Officer in selecting the performance metrics and targets for fiscal 2010 annual incentive compensation awards.

        Our Chairman of the Board, our CEO and other members of management generally attend Compensation Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Compensation Committee concerning his or her own compensation. The Compensation Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Compensation Committee with input on our financial performance and operational issues, and our General Counsel and Deputy General Counsel provide input to the Compensation Committee regarding compliance with the laws and regulations applicable to executive compensation.

        In addition, the Chair of our Compensation Committee has significant professional experience in human resources and management of professionals, and all of our committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Compensation Committee believes that this experience provides these individuals with a solid frame of reference within which to evaluate our executive compensation programs and practices.

 Total Compensation Review

        As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in fiscal 2010, the Compensation Committee reviewed a comprehensive report containing information for each executive officer regarding, among other things:

  •
  compensation for the last four fiscal years;

  •
  length of service with us;

  •
  the types and amounts of long-term incentive awards granted in the previous three fiscal years;

  •
  the types and amounts of our equity securities, both vested and unvested, owned as of the end of the most recently completed fiscal year;

  •
  the proceeds realized from option exercises since our separation from Alberto-Culver;

  •
  perquisites and other compensation paid in the previous fiscal year; and

  •
  the severance and other payments that he or she would receive upon the occurrence of certain events, taking into account the proposed compensation to be paid to such executive officer for the new fiscal year.

        The Compensation Committee believes that this comprehensive annual review is important to an understanding of the total compensation paid and, in certain circumstances, payable to, our executive officers. The Compensation Committee uses these reports to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation objectives. Based on its review for fiscal 2010, the Committee believes that the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

        The Compensation Committee strives to make decisions on each element of executive compensation within the context of an officer's entire compensation package, meaning that a decision on one pay element (such as base salary) impacts decisions made on other pay elements (such as annual and long-term incentives). Based upon input received from Cook, the Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of severance and change-in-control benefits in a way that furthers the compensation objectives discussed above.

 Compensation Components for Fiscal 2010

        The following elements made up the fiscal 2010 compensation program for our executive officers, including our named executive officers:

Element	Form of Compensation	Purpose	Performance Criteria
Base Salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management, recognizing their respective roles, responsibilities, and experience	Not performance based
Annual incentive bonus	Cash	Communicating and driving achievement of strategic short-term objectives that are important to our sustained success and stock value. Also encouraging officer retention by providing attractive compensation opportunities	Specific financial performance measures selected by the Compensation Committee, with potential adjustment based on individual performance, as discussed later
Long-term incentive awards	Stock options	Creating a strong financial incentive for meeting or exceeding long-term financial goals, rewarding past performance, recognizing promotions and encouraging an equity stake in the Corporation, aligning their interests with those of our stockholders	Sustained increases in common stock price over a ten-year period
Health and welfare plans	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Corporation, including broad-based medical, dental, life and disability insurance	Providing a competitive, broad-based employee benefits structure and promoting the good health of our executives	Not performance based
Retirement Plan	Eligibility to participate in, and receive Corporation contributions to, our 401(k) plan (available to all employees)	Providing competitive retirement-planning benefits to attract and retain skilled management	Not performance based
Perquisites	Reimbursement for annual physical	Promoting the good health of our executives	Not performance based

Element	Form of Compensation	Purpose	Performance Criteria
Severance Protection	Eligibility to receive cash severance and post-termination health benefits in connection with involuntary termination within two years after a change of control, or in the case of Mr. Winterhalter, involuntary termination in other contexts.	Providing a competitive compensation package and ensuring continuity of management in the event of any actual or threatened change in control of our Corporation	Not performance based

Base Salary

        The Compensation Committee determines the base salary for each of our named executive officers on an annual basis (unless market conditions or changes in responsibilities merit mid-year changes) and, except as noted below, targets base salaries at or near the 25th percentile of the companies in our peer group, other than for Mr. Winterhalter (as described below). Mr. Winterhalter's base salary is between the 25th percentile and the median of our peer group, as the Committee has determined that the CEO's responsibilities for management and oversight of a global enterprise are significantly higher than those of our other named executive officers. As a result, the market pay positioning for our CEO is higher than the market pay positioning for other officer positions. In evaluating each executive officer's performance in his position with us, the Compensation Committee relies primarily on Mr. Winterhalter's performance review of each executive officer other than himself. The subjective factors considered by Mr. Winterhalter primarily consist of whether the executive officer met the operational goals set for him or her and the financial performance within the executive officer's area of responsibility.

        In October 2009, the Compensation Committee reviewed market data on our peer companies to determine whether any significant changes to the base salaries for our executive officers were needed for fiscal 2010 to align our executive team with the market. The Compensation Committee did not materially increase the base salary levels of the named executive officers (most increases were 3% or less), as their salaries were within the 25th percentile range of our peer group, or between the 25th percentile and median, in the case of Mr. Winterhalter.

        The Compensation Committee believes that the base salaries paid to our named executive officers during fiscal 2010 were appropriate to facilitate our ability to retain and motivate such officers and were competitive with those offered by our peer companies. For the base salaries paid to our named executive officers during fiscal 2010, please see the Summary Compensation Table on pages 39-40 of this proxy statement.

Annual Cash Incentive Bonus

        AIP.     For fiscal 2010, annual cash incentive bonuses for our named executive officers were made pursuant to the Sally Beauty Holdings, Inc. Annual Incentive Plan, approved by our stockholders on April 26, 2007, which we refer to as the AIP. The AIP is designed as a "plan within a plan" in order to preserve deductibility under Section 162(m) of the Internal Revenue Code, while giving the Compensation Committee the flexibility to tailor awards to reflect financial, operational and individual achievements based on subjective as well as objective criteria. The "outer layer" component of the AIP is entirely objective. No bonuses will be payable under the AIP unless we achieve positive operating income for the year, as reflected in our audited consolidated financial statements. If we in fact achieve this threshold financial goal for the year, Mr. Winterhalter's maximum award is 1% of such operating income and each other named executive officer's maximum award is 0.5% of such operating income, which we refer to as the "Section 162(m) maximum awards." As the "inner layer" component of the

AIP, at the beginning of each year the Compensation Committee may establish other financial, operational and/or individual performance goals for each executive officer that will be used to determine actual bonus amounts that are below the officer's Section 162(m) maximum award. The Compensation Committee in effect uses "negative discretion" to reduce the Section 162(m) maximum awards, as it deems appropriate, based on our financial performance relative to these pre-determined goals and based on the Compensation Committee's more subjective evaluation of corporate, operational and individual performance.

        Award Opportunities.     Consistent with the above approach, the Compensation Committee established certain performance criteria for each named executive officer which, if satisfied, would enable him to earn a target-level (below maximum) award under the AIP for fiscal 2010 (we refer to these "inner layer" performance criteria as the AIP criteria). These AIP criteria are factors used by the Compensation Committee in exercising its discretion to appropriately size the AIP bonuses, if any, to an amount that is below the Section 162(m) maximum award amount, as described above.

        Our CEO made recommendations to the Compensation Committee as to the percentage of each named executive officer's base salary to be used as his target-level award under the AIP, based on job responsibilities and peer group data provided by Cook. The bonus targets for our named executive officers for fiscal 2010 were the same as for fiscal 2009 and fiscal 2008: 100% of base salary for Mr. Winterhalter, and 60% of base salary for our other named executive officers. Accordingly, the targeted total annual cash compensation (base salary and annual incentive) for our named executive officers was generally between the 25th percentile and the median of our peer companies.

        The AIP is designed so that if we achieve the AIP financial performance targets (as discussed below), the executive is eligible to earn 100% of his target bonus award. Financial performance at below-target levels (subject to a threshold of 96.1% of target performance for each metric) would result in awards as low as 25% of the target award, subject to the discretion of the Committee to make adjustments as described below. If we exceed the AIP financial performance targets, each named executive officer is eligible to earn an AIP bonus in excess of his target award, not to exceed a designated amount. We refer to these higher amounts as the "AIP maximum awards," as distinguished from the Section 162(m) maximum awards.

        AIP Financial Performance Criteria.     In establishing the performance objectives for fiscal 2010, the Compensation Committee determined that the primary emphasis should be on financial performance objectives (as an entity or, in some cases as set forth below, as a business unit). Accordingly, in order for an executive to receive 100% of his AIP target bonus, the target level of financial performance must be achieved, subject to a potential adjustment based on individual performance, as described below.

        For fiscal 2010, the AIP financial criteria consisted of the following three performance metrics, which were measured with reference to our annual operating plan. For shared services officers, these metrics were expressed on the consolidated level as made up by individual reporting units. For heads of a business unit, these metrics were expressed as that segment's portion of our annual operating plan. The percentage weighting of the various financial metrics represents the Compensation Committee's determination regarding the relative importance of each metric to our overall financial performance.

  •
  Sales (30%).  Sales, excluding unbudgeted acquisitions, is a valuable measure in determining incentive compensation, as it provides consistency and comparability in our financial reporting and therefore links the compensation of our executive officers with our growth objectives.

  •
  Adjusted EBITDA (40-50%).  Adjusted EBITDA provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements. For incentive award purposes, we calculate adjusted EBITDA in the same manner as we publicly report this non-GAAP financial measure to the public in our quarterly earnings releases.

  •
  Working Capital (20-30%).  Working capital (expressed as a percentage of sales) provides a meaningful measure of the capital employed in our business. We use this measure as a means to reward employees for decreasing the level of capital needed to effectively run the business so that any additional cash could be used for other value-creating purposes, such as the repayment of debt, acquisitions, or opening additional stores. We define this working capital target as the 12-month average value of inventory and accounts receivable, minus accounts payable, expressed as a percentage of sales for the corresponding fiscal year period.

        In setting the financial performance targets for the AIP, the Compensation Committee reviewed our financial projections for fiscal 2010 with Mr. Winterhalter and Mr. Flaherty. For fiscal 2010, the AIP financial performance targets were as follows:

	Sales(1)	Adjusted EBITDA(1)	Working Capital(1)
Mr. Winterhalter	$2.846 billion (weighted 30%)	$387 million (weighted 50%)	15.8% (weighted 20%)
Mr. Flaherty	$2.846 billion (weighted 30%)	$387 million (weighted 50%)	15.8% (weighted 20%)
Mr. Spinozzi	$1.47 billion of Sally USA and Canada (weighted 30%)	$327.1 million of Sally USA and Canada (weighted 40%)	12.7% of Sally USA and Canada (weighted 30%)
Mr. Golliher	$1.06 billion of BSG (weighted 30%)	$121.6 million of BSG (weighted 40%)	16.9% of AMLP 21.8% of BSG North America excluding AMLP 26.4% of BSG International (weighted 30%)
Mr. Lowery	$2.846 billion (weighted 30%)	$387 million (weighted 30%)	15.8% (weighted 40%)

(1)
Based on consolidated results, except as noted.

        As noted above, if we achieve target-level financial performance, the executives are eligible to earn 100% of their target AIP bonus awards. Financial performance at below-target levels (subject to a threshold of 96.1% of target performance for each metric) would result in awards as low as approximately 25% of the target award, except that, as discussed below, the Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed 100% of the executive's target award. The named executive officers were eligible to earn bonuses in excess of the target awards (up to the AIP maximum awards stated above) to the extent that performance against the financial goals exceeded target performance. AIP maximum awards could be earned if:

  •
  we, or the applicable business unit, had achieved 104% or greater (domestically) or 108% or greater (internationally) of the target amount of sales for fiscal 2010,

  •
  we, or the applicable business unit, had achieved 108% or greater of the target amount of adjusted EBITDA for fiscal 2010, and

  •
  with respect to Messrs. Winterhalter, Flaherty and Lowery, our working capital as a percentage of sales for fiscal 2010 had been 12.8% or below, or with respect to Mr. Spinozzi, Sally USA and Canada's working capital as a percentage of sales for fiscal 2010 had been 12.6% or below or, with respect to Mr. Golliher, one or more of the following had occurred: AMLP's working capital as a percentage of sales for fiscal 2010 had been 16.5% or below, BSG North America's

    (excluding AMLP) working capital as a percentage of sales for fiscal 2010 had been 21.4% or below, or BSG International's working capital as a percentage of sales for fiscal 2010 had been 25.8% or below.

        Individual Performance.     In order to provide flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Compensation Committee does not list specific individual performance objectives for individual officers under the AIP. Instead, the Compensation Committee reserves discretion to reduce or increase the dollar value of an individual officer's AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed 100% of the individual's target award.

        Determination of Fiscal 2010 Awards.     In its September and October 2010 meetings, the Compensation Committee reviewed the 2010 fiscal year business results and determined whether and to what extent the AIP criteria were met. During this review, the Compensation Committee met with Mr. Winterhalter to discuss his performance reviews of the other named executive officers and with the Chairman of the Board to discuss the Board's review of Mr. Winterhalter (without Mr. Winterhalter being present). The Committee did not adjust AIP payouts for individual performance or otherwise for fiscal 2010.

        The table below shows the payout opportunities and actual payouts under the AIP for the named executive officers for fiscal 2010:

	AIP Target as a % of Salary	AIP Target Award ($)	FY10 Actual AIP Award ($)	AIP Actual Award as a % of Salary
Mr. Winterhalter	100%	882,308	$1,307,933	148%
Mr. Flaherty	60%	236,461	$350,530	89%
Mr. Golliher	60%	251,579	$451,950	117%
Mr. Spinozzi	60%	231,307	$452,213	108%
Mr. Lowery	60%	210,821	$345,916	98%

Equity-Based Long-Term Incentive Compensation

        Options to purchase our Common Stock are the primary equity compensation vehicle used by the Compensation Committee, and comprised 100% of the equity incentive compensation awarded to our named executive officers in fiscal 2010. Because the benefits of stock options are dependent on the appreciation of the price of our Common Stock, such awards create a strong financial incentive for meeting or exceeding our long-term financial goals and increasing shareholder return. Because the options become exercisable in increments over a four-year term, our executives must remain employed for a significant period before realizing any value for their options. Restricted stock awards are reserved for limited circumstances to recognize key contributors and enhance retention, as the Compensation Committee deems appropriate. The Compensation Committee evaluates whether this component of our compensation program is appropriate given our capital structure and evolving business strategy (as discussed with Cook) given the goal of providing assurance that our equity program properly motivates and retains our key employees.

        Grant Practices for Equity-Based Awards.     The Compensation Committee's policy is to grant equity awards on the same day it approves the grant. Options have an exercise price equal to the closing price of our Common Stock on the date of grant. Other than special one-time grants, such as at the time of a new hire or promotion, the Compensation Committee intends to grant equity awards to its executive officers once a year, and such grants will generally be made at the same time that the Compensation

Committee approves the annual bonus award targets under the AIP for the fiscal year. These actions will generally occur within the first month of the fiscal year. Equity grants are currently made under the 2010 Omnibus Incentive Plan.

        Our VP of Employee Services recommends to our CEO the number of options or other equity awards to be granted to certain key employees based on grant-date value of the awards (which in the case of options is based on the Black-Scholes option pricing model), as well as consideration of each individual's rate of base salary and the dollar value of the proposed award as a percentage of base salary. Our CEO then makes a grant recommendation for each of the proposed grantees, including the named executive officers other than himself, to the Compensation Committee based on consideration of the value of the grants that the individual received in prior years, the competitive market data provided by Cook and his views as to the individual's expected future contribution to our business results. The Chairman of the Board recommends to the Compensation Committee the CEO's proposed equity grant based on his review of competitive market data provided by Cook. The Compensation Committee is ultimately responsible for determining the number of options or shares to be awarded and for approving each grant. In making this determination, the Compensation Committee considers the CEO's recommendations, the long-term incentive opportunity market data provided by Cook, and the competitive data provided by Cook regarding aggregate share usage and costs associated with equity grants.

        Fiscal 2010 Equity Awards.     Consistent with its equity grant policy, in October 2010, the Compensation Committee granted stock options to our named executive officers.

        The Compensation Committee sets an aggregate long-term incentive budget to determine the total amount of equity awards that may be awarded in any fiscal year. The Compensation Committee determines the budget after discussions with Cook and management and a review of peer group practices and the projected impact to our net income. Based upon input received from Cook, the Compensation Committee believes that the terms and conditions of the 2010 equity awards, as well as the size of the grants, were commensurate with similar measures used by our peer group. For more information regarding the equity-based awards granted to our named executive officers during 2010, please see the Grants of Plan-Based Awards table on page 41 of this proxy statement.

Benefits and Perquisites

        Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, life insurance, and disability plans. In addition, our named executive officers are eligible to participate in our 401(k) plan, which represents the only retirement plan that we provide to our named executive officers. Under the 401(k) plan, our employees may contribute, on a pre-tax basis, up to 50% of eligible compensation, as defined in the plan, subject to IRS limitations. We match each employee's contribution, including our named executive officers, at a rate of 100% on the first 4% of the employee's eligible compensation. Employees are immediately vested in the matching contributions made by us. Our 401(k) plan also has a profit sharing component, which is 100% funded by us and is determined annually by the Compensation Committee. Employees are vested in our profit sharing contributions after 3 full years of employment. For fiscal 2010, the Compensation Committee reviewed the contributions of our employees to our financial performance and determined that a company contribution of approximately 1% of eligible compensation was an appropriate profit-sharing contribution.

        Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited benefits and perquisites. All perquisites for executive officers must be approved by the Compensation Committee. In fiscal 2010, the only perquisite provided to our named executive officers was reimbursement for an annual physical.

        The Compensation Committee believes that offering the above-described benefits and perquisites to our named executive officers is consistent with the terms and benefits offered by other similarly-situated public companies, and enhances our ability to retain our named executive officers. Given the fact that these items represent a relatively insignificant portion of our named executive officers' total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to the other elements of the total compensation payable to our named executive officers.

Change-in-Control and Termination Agreements

        Change-in-Control Agreements.     Many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with the Corporation during an important time when their prospects for continued employment can be uncertain, we have entered into change-in-control agreements with our senior executive officers, including each of Messrs. Winterhalter, Flaherty, Golliher, Spinozzi and Lowery, which provide payments and benefits in the event of the executive's termination of employment by the Corporation without cause or by the executive for "good reason" within two years following a change in control. Because a termination by the executive for good reason may be conceptually the same as a termination by the Corporation without cause, and because in the context of a change in control, potential acquirors may otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. The Compensation Committee has determined that our change-in-control agreements were generally consistent with those in place at similarly-situated public companies, were designed to keep our executives focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control, and (consistent with the recommendation of our CEO) were necessary to retain and recruit our senior executives. The Compensation Committee also deemed it important from a retention perspective to treat all of the named executive officers similarly with respect to their change-in-control arrangements.

        Termination Agreements.     In addition, we maintain a termination agreement with Mr. Winterhalter, which agreement provides a lower level of payments and benefits to Mr. Winterhalter if his employment is involuntarily terminated in situations that do not involve a change in control. Please see "Potential Payments Upon Termination or Change in Control Arrangements" beginning on page 45 of this proxy statement for a description of and potential payouts under the Change-in Control and Termination Agreements.

        Treatment of Equity Awards upon Change in Control.     Under the terms of our 2007 Omnibus Plan and our 2010 Omnibus Incentive Plan, stock option and restricted stock awards have "double trigger" change-in-control vesting if the awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. This means that the awards would vest upon the holder's involuntary separation from service within two years following the change in control, or such other period specified by the Compensation Committee. If the awards are not assumed by the surviving company and equitably converted, they would vest upon the change in control. This vesting approach aids in our ability to retain key executives during the critical time leading up to and following a change in control.

Modifications to Our Executive Compensation Program for Fiscal 2011

        For its October 2010 (fiscal 2011) peer company review, the Compensation Committee reviewed data on retail companies (including financial metrics, line-of-business, stock performance and employee count for each respective company) and determined that certain changes to our peer group were warranted based upon changing demographics and market performance since we last formulated the peer group. The Committee considered several criteria in selecting the peer group, including the comparability of specialty retailers and the volatility and maturity of potential peers. The following 13 specialty retail companies comprise our peer group for fiscal 2011, which includes five companies from our fiscal 2010 peer group and six new companies:

Advance Auto Parts, Inc.	Freds, Inc.	The Sherwin-Williams Company
Dicks Sporting Goods, Inc.	Jo-Ann Stores, Inc.	Stage Stores, Inc.
Dollar Tree, Inc.	O'Reilly Automotive, Inc.	Stein Mart, Inc.
Family Dollar Stores, Inc.	PetSmart, Inc.	Tractor Supply Company
Williams-Sonoma, Inc.

        In terms of size, our revenues and our market capitalization were between the 25th percentile and median, and our earnings approximated the median, of the fiscal 2011 peer companies.

        In October 2010, the Compensation Committee reviewed market data on our peer companies to determine whether any significant changes to the base salaries, annual incentive opportunities, or long-term incentive opportunities for our executive officers were needed for fiscal 2011 to align our executive team with the market. The Compensation Committee approved base salary increases for our named executive officers (ranging from 2% to 10%), which placed them at approximately the median of our new peer group. The Compensation Committee determined that no changes to current target annual bonus or long-term incentive opportunities (in each case, as a percentage of salary) for executive officers were warranted at this time.

Stock Ownership and Retention Guidelines

        Consistent with our commitment to aligning the interests of our executives with stockholders, the Nominating and Corporate Governance Committee of our Board of Directors has adopted stock ownership guidelines which apply to our executives at the vice president level and above. Pursuant to these guidelines, executives are encouraged to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive's level in the Corporation. Vested stock options count towards the grantee's stock ownership totals, with each option counting as one share of stock owned. Unvested stock options and restricted shares (stock for which restrictions have not lapsed) do not count as stock owned under the guidelines. The executive officer stock ownership guidelines, as applicable to the named executive officers, are as follows:

CEO	Five times annual base salary
Senior Vice Presidents	Three times annual base salary
Vice Presidents	One time annual base salary

        Until such time as the officer reaches his or her equity ownership guideline, the officer will be required to retain that percentage of the shares of Common Stock received upon lapse of the restrictions upon restricted stock and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option and tax withholding) as set forth below:

Retention Requirement
Chief Executive Officer	100%
Senior Vice Presidents	50%
Vice Presidents	50%

        Because officers must retain a percentage of shares resulting from any exercise of stock options or the lapsing of restrictions upon restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the equity ownership guidelines set forth above. As of

December 1, 2009, all of our executive officers were in compliance with our equity ownership guidelines.

        The Compensation Committee may in the future consider an executive's achievement of the guideline stock ownership targets in its award of further equity grants.

        The guidelines do not apply to the non-executive members of the Board. Our equity-based compensation practices for independent directors provide (after a modest initial grant of stock options upon first joining the Board) for annual grants of restricted stock units which (upon vesting) are converted to deferred stock units that are not distributed until six months after the independent director's service terminates. For this reason, the Board believes that Directors will automatically accumulate and hold a significant amount of the Corporation's stock and, consequently that the Directors' interests are appropriately aligned with the interests of the Corporation's long-term stockholders.

Use of Pre-Approved Trading Plans

        We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan. Generally, when our executive officers trade under these plans they are publicly disclosed in Section 16 filings with the SEC. Currently, no named executive officers have Rule 10b5-1 plans in place. One of our Directors, Mr. John Miller, had a Rule 10b5-1 plan in place during fiscal 2010 to purchase our Common Stock.

Policy Against Hedging Company Stock

        Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or other employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Corporation's other stockholders. Therefore, pursuant to our published insider trading policy, our directors, officers and other employees are prohibited from engaging in any such transactions.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to our named executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to each of these officers in excess of $1,000,000 per year is deductible by us only if it is "performance-based." The Compensation Committee believes that tax deductibility of compensation is an important consideration in establishing our executives' compensation. We believe the awards made for fiscal 2010 under the AIP and the stock options granted under the 2007 Omnibus Plan (and for fiscal 2010 and beyond, under the 2010 Omnibus Incentive Plan) qualify as performance-based compensation that is exempt from the deduction limitations of Section 162(m). No compensation earned or paid in fiscal 2010 exceeded the deduction limits of Section 162(m). The Compensation Committee reserves flexibility to approve compensation arrangements that are not fully tax deductible by us.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Kathleen J. Affeldt (Chair) Marshall E. Eisenberg Martha Miller de Lombera Edward W. Rabin

The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains compensation information for our named executive officers. The information included in this table reflects compensation earned by the named executive officers for services rendered to us for the years ended September 30, 2010, September 30, 2009 and September 30, 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Gary G. Winterhalter	2010	882,308	—	1,858,124	1,307,933	13,092	4,061,457
President and Chief Executive Officer	2009	834,615	—	1,050,480	751,154	20,139	2,656,388
	2008	817,308	—	1,558,224	408,654	82,903	2,867,089	(6)
Mark J. Flaherty	2010	394,102	—	681,312	350,530	3,728	1,429,672
Senior Vice President and	2009	362,692	—	408,520	195,854	980	986,046
Chief Financial Officer(2)	2008	275,461	222,600	421,145	71,846	716	991,768
John R. Golliher	2010	385,511	—	681,312	451,950	13,249	1,532,022
President, Beauty Systems Group	2009	348,410	—	361,832	188,142	18,793	917,177
	2008	340,500	264,000	536,722	274,304	24,145	1,439,671
Michael G. Spinozzi	2010	419,299	—	681,312	452,213	13,597	1,566,421
President, Sally Beauty Supply	2009	400,795	—	361,832	328,251	18,933	1,109,811
	2008	394,654	264,000	536,722	118,396	22,242	1,336,014
Bennie L. Lowery	2010	351,369	—	338,592	345,916	13,413	1,049,290
Senior Vice President	2009	340,855	—	191,421	207,785	18,770	758,831
and General Merchandise Manager, Beauty Systems Group	2008	337,104	176,000	346,272	101,131	36,779	997,286

(1)
Reflects principal positions held as of September 30, 2010

(2)
On October 24, 2007, Mr. Flaherty began serving as our Vice President, Chief Accounting Officer and Controller. Effective April 11, 2008, Mr. Flaherty was elected by our Board of Directors to serve as our Acting Chief Financial Officer and on June 10, 2008, he was elected to serve as our Senior Vice President and Chief Financial Officer.

(3)
Reflects the grant date fair value of the stock awards, determined in accordance with FASB ASC Topic 718 and based on the fair market value of the underlying shares on the date of grant. Our named executive officers did not receive any stock awards in fiscal years 2010 or 2009. Accordingly, in accordance with the new disclosure rules adopted by the SEC in December 2009, which require disclosure of the aggregate grant date fair value of stock awards granted in the applicable year, the Company has reflected $0 for 2010 and 2009, and has restated the amounts previously reported for 2008.

(4)
Reflects the grant date fair value of the option awards, determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of the grant date fair values of the option awards are included in Note X to our audited financial statements for the fiscal year ended September 30, 2010, included in our Form 10-K filed with the SEC on November 18, 2010. In accordance with the new disclosure rules adopted by the SEC in December 2009, which require disclosure of the aggregate grant date fair value of stock awards granted in the applicable year, the Company has restated the amounts previously reported for 2009 and 2008.

(5)
Amounts reported as "All Other Compensation" for our 2010 fiscal year include the following:

	Company Matching Contributions Pursuant to our 401(k) and Profit Sharing Plan ($)	Life Insurance Premiums ($)
Mr. Winterhalter	11,472	1,620
Mr. Flaherty	2,664	1,064
Mr. Golliher	12,208	1,041
Mr. Spinozzi	12,464	1,133
Mr. Lowery	12,464	949

  Perquisites and other personal benefits provided to each of the other named executive officers had an aggregate incremental cost of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules. For information regarding perquisites, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2010 — Benefits and Perquisites."

(6)
Amounts reported for our 2008 fiscal year do not include the following payments, which were received by Mr. Winterhalter during our 2008 fiscal year but related to compensation deferred in prior years under the Alberto-Culver Deferred Compensation Plan (which we elected not to continue): (i) $326,724, of which $262,500 represented Mr. Winterhalter's deferred annual bonus for our 2004 fiscal year and $64,224 represented accrued interest thereon, and (ii) $58,665, of which $50,000 represented Mr. Winterhalter's deferred annual bonus for our 2005 fiscal year and $8,665 represented accrued interest thereon.

Narrative Discussion of Summary Compensation Table

Salary

        As discussed above in "Compensation Discussion and Analysis," the Compensation Committee generally reviews executive officer salaries within the first month of the fiscal year. In October 2009, the Compensation Committee increased the annual base salary for each of our named executive officers, as follows: Mr. Winterhalter, $850,000 to $885,000; Mr. Flaherty, $367,000 to $396,360; Mr. Spinozzi, $408,000 to $420,240; Mr. Golliher, $359,000 to $387,720; and Mr. Lowery, $345,000 to $351,900.

Option Awards

        Option Awards consist of time-vesting stock option awards. Amounts reported reflect the grant date fair value of these awards.

Non-Equity Incentive Plan Compensation

        The amounts reported reflect annual incentive awards earned for our 2010 fiscal year under the AIP. For information regarding the AIP, which was approved by our stockholders on April 26, 2007, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2010 — Annual Cash Incentive Bonus."

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2010

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($ / Sh) (3)
							Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gary G. Winterhalter	10/21/09	$194,108	$882,308	$1,770,000	450,000	7.42	$1,858,124

Mark J. Flaherty	10/21/09	$52,021	$236,461	$475,632	165,000	7.42	$681,312

John R. Golliher	10/21/09	$47,418	$231,307	$468,521	165,000	7.42	$681,312

Michael G. Spinozzi	10/21/09	$51,574	$251,579	$504,288	165,000	7.42	$681,312

Bennie L. Lowery	10/21/09	$40,056	$210,821	$422,280	82,000	7.42	$338,592

(1)
Reflects threshold, target and maximum bonus opportunities under the financial component of our AIP. The Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas, based upon a subjective assessment of the individual's performance, but the adjusted payout using discretion cannot exceed 100% of the individual's target award. Mr. Winterhalter's target AIP bonus was 100% of his base salary. The target AIP bonus for each of Mr. Flaherty, Golliher, Spinozzi and Lowery was 60% of his base salary. Please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2010 — AIP Criteria Based on Financial Performance" for additional information on these targets.

(2)
On October 21, 2009, our Compensation Committee granted options to each of our named executive officers to purchase shares of our Common Stock under the 2007 Omnibus Plan. These options vest ratably over a four year period beginning on October 20, 2010.

(3)
The exercise price of the options is equal to the closing price of our Common Stock on the NYSE on the grant date.

 OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

	Option Awards
								Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)
										Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
								Number of Shares or Units of Stock That Have Not Vested (#)
					Option Exercise Price ($)
							Option Expiration Date
Name	Exercisable		Unexercisable
Gary G. Winterhalter	450,000		150,000	(2)	9.57		12/04/2016
	450,000	(4)			9.66		04/26/2017
	225,000		225,000		8.80		10/24/2017	80,000
	112,500		337,500	(9)	5.24		10/22/2018
			450,000	(10)	7.42		10/21/2019

Mark J. Flaherty	16,500		16,500		8.80		10/24/2017
	45,000		25,000	(8)	7.42		07/23/2018	18,000	(7)
	43,750		131,250	(9)	5.24		10/22/2018
			165,000	(10)	7.42		10/21/2019

John R. Golliher	5,076				2.00	(1)	09/30/2012
	6,519				2.00	(1)	09/30/2013
	7,751				2.00	(1)	09/30/2014
	7,313				2.00	(1)	09/30/2015
	86,250		28,750	(2)	9.57		12/04/2016
	155,000	(4)			9.66		04/26/2017
	77,500		77,500	(5)	8.80		10/24/2017	18,000	(6)
	38,750		116,250	(9)	5.24		10/22/2018
			165,000	(10)	7.42		10/21/2019

Michael G. Spinozzi	3,545				2.00	(1)	05/29/2016
	86,250		28,750	(2)	9.57		12/04/2016
	155,000	(4)			9.66		04/26/2017
	77,500		77,500	(5)	8.80		10/24/2017	18,000	(6)
	38,750		116,250	(9)	5.24		10/22/2018
			165,000	(10)	7.42		10/21/2019

Bennie L. Lowery	86,250		28,750	(2)	9.57		12/04/2016
	100,000	(4)			9.66		04/26/2017
	50,000		50,000	(5)	8.80		10/24/2017	12,000	(6)
	20,500		61,500	(9)	5.24		10/22/2018
			82,000	(10)	7.42		10/21/2019

(1)
Pursuant to an employee matters agreement that we entered into in connection with our separation from Alberto-Culver, options held by our executives to purchase shares of Alberto-Culver's common stock were converted into options to purchase shares of our Common Stock, with an exercise price of $2.00 per share. In order to maintain the same intrinsic value as prior to the separation, the number of stock options and the exercise prices were adjusted accordingly.

(2)
On December 4, 2006, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Stock Option Plan in the following amounts: Mr. Winterhalter, 600,000; and Messrs. Golliher, Spinozzi and Lowery, 115,000. These options vest ratably over a four-year period that began on December 3, 2007.

(3)
On January 24, 2007, our Compensation Committee granted Mr. Winterhalter 200,000 time-based restricted shares of our Common Stock pursuant to the 2003 Alberto-Culver Company Restricted Stock Plan. The restrictions upon these awards lapse ratably over a five-year period that began on January 23, 2008.

(4)
On April 26, 2007, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Messrs. Golliher, Spinozzi, 155,000; and Mr. Lowery, 100,000. These are fully vested as of September 30, 2010.

(5)
On October 24, 2007, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Mr. Flaherty, 33,000; Messrs. Golliher and Spinozzi, 155,000; and Mr. Lowery, 100,000. These options vest ratably over a four-year period that began on October 23, 2008.

(6)
On October 24, 2007, our Compensation Committee granted 30,000 shares of time-based restricted stock to each of Messrs. Golliher and Spinozzi and 20,000 shares of time-based restricted stock to Mr. Lowery pursuant to the 2007 Omnibus Plan. The restrictions upon these awards lapse ratably over a five-year period that began on October 23, 2008.

(7)
On July 23, 2008, our Compensation Committee granted Mr. Flaherty 30,000 time-based restricted shares of our Common Stock pursuant to the 2007 Omnibus Plan. The restrictions upon these awards lapse ratably over a five-year period that began on July 22, 2009.

(8)
On July 23, 2008, our Compensation Committee granted Mr. Flaherty 100,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. These options vest ratably over a four-year period that began on September 29, 2008.

(9)
On October 22, 2008, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Winterhalter, 450,000; Mr. Flaherty, 175,000; Messrs. Golliher and Spinozzi, 155,000; and Mr. Lowery, 82,000. These options vest ratably over a four year period that began on October 21, 2009.

(10)
On October 21, 2009, our Compensation Committee granted options to purchase 450,000 shares of our Common Stock pursuant to the Alberto-Culver Company 2003 Stock Option Plan to Mr. Winterhalter. In addition, the Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Messrs. Flaherty, Golliher and Spinozzi, 165,000; and Mr. Lowery, 82,000. These options vest ratably over a four year period that began on October 20, 2010.

(11)
Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 30, 2010, which was $11.20.

 OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL 2010

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary G. Winterhalter	N/A	N/A		40,000	354,200	(1)
Mark J. Flaherty	30,000	53,664	(2)	6,000	53,400	(3)
John R. Golliher	N/A	N/A		6,000	44,820	(3)
Michael G. Spinozzi	N/A	N/A		6,000	44,820	(3)
Bennie L. Lowery	N/A	N/A		4,000	29,880	(3)

(1)
Reflects the aggregate value realized with respect to stock awards for which restrictions lapsed in fiscal 2010, calculated by multiplying the number of shares for which restrictions lapsed by the average of the high and the low price of our Common Stock on the date the restrictions lapsed, pursuant to the Alberto-Culver Employee Stock Option Plan of 2003. These amounts may not reflect the amounts ultimately realized.

(2)
This amount reflects the difference between the exercise price of the options, which was $7.42, and $9.21, or the price of our Common Stock on the NYSE at that time and on that date (August 6, 2010) on which the options were exercised by Mr. Flaherty.

(3)
Reflects the aggregate value realized with respect to stock awards for which restrictions lapsed in fiscal 2010, calculated by multiplying the number of shares for which restrictions lapsed by the closing price of our Common Stock on the date the restrictions lapsed, pursuant to the 2007 Omnibus Plan. These amounts may not reflect the amounts ultimately realized upon the sale of these securities.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance Agreements and Termination Agreements

Executive Officer Severance Agreements

        We have severance agreements with certain of our executive officers, including each of our named executive officers. Each severance agreement provides that if, in the 24 months following a "change in control," which is defined in the severance agreements and described below, the executive's employment is terminated by us without "cause" or by the executive for "good reason," then the executive will be entitled to certain benefits. These benefits include (i) a cash payment equal to the executive's annual bonus, as determined in accordance with our annual incentive plan, pro-rated to reflect the portion of the year elapsed prior to the executive's termination, (ii) a lump-sum cash payment equal to a multiple of the executive's annual base salary at the time of termination plus a multiple of the average dollar amount of the executive's actual or annualized annual bonus in respect of the five fiscal years preceding termination (or, such portion thereof during which the executive performed services for us if he has been employed by us for less than the five year period), (iii) any accrued but unpaid salary and vacation pay, and (iv) continued medical and welfare benefits, on the same terms as prior to termination, for a period of 24 months following termination. If the executive's employment is terminated by us for "cause," by the executive for any reason other than "good reason," or as a result of the executive's death or disability, then the executive will be entitled to receive a cash amount equal to any accrued but unpaid salary and vacation pay.

        For purposes of the severance agreements, "change in control" generally includes:

  •
  the acquisition by any person, other than CDRS or its affiliates, of 20% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of the incumbent Board of Directors;

  •
  certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our common stock or sales of substantially all of our assets; or

  •
  stockholder approval of our complete liquidation or dissolution.

The named executive officers who are parties to severance agreements with us, and their respective payment multiples, are set forth in the following table:

Executive Officer	Multiple
Gary G. Winterhalter	2.99
Mark J. Flaherty	1.99
John H. Golliher	1.99
Michael G. Spinozzi	1.99
Bennie L. Lowery	2.49

Chief Executive Officer Termination Agreement

        On June 19, 2006, Alberto-Culver and Sally Holdings, Inc. (now Sally Holdings LLC, an indirect subsidiary of Sally Beauty Holdings, Inc.) entered into a termination agreement with Mr. Winterhalter, which was amended on January 24, 2007. Mr. Winterhalter's termination agreement provides that, in the event that his employment is terminated by us without "cause" or by Mr. Winterhalter for "good reason," we will:

  •
  pay to Mr. Winterhalter a lump sum payment equal to two times his current salary plus two times the average dollar amount of his actual or annualized annual bonus, paid or payable, in respect of the five fiscal years immediately preceding the fiscal year in which the date of termination occurs;

  •
  pay for and provide to Mr. Winterhalter outplacement services with an outplacement firm of his choosing, provided that we are not to be responsible for such services to the extent they exceed $12,000 or are provided for more than one year following the date of termination; and

  •
  continue to provide Mr. Winterhalter with medical benefits for a period of 18 months. At the conclusion of the 18 month period, we will pay Mr. Winterhalter a lump sum cash payment in an amount equal to the monthly cost to us of such benefits times six, such that he will receive a total of 24 months fully paid or subsidized medical coverage.

Code Section 280G Cut-Back

        Pursuant to the terms of the severance agreements and Mr. Winterhalter's termination agreement, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other "parachute payments" as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive's average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

Code Section 409A Amendments to Severance Agreements

        On October 3, 2008, the Corporation entered into amendments to the severance agreements in order to bring such arrangements into documentary compliance with Section 409A of the Internal Revenue Code. In addition to the changes that were needed to comply with Section 409A, each officer was given an opportunity to amend the "good reason" definition in his agreement to comply with the safe-harbor definition of such term in the Section 409A regulations so as to secure an exemption from Section 409A for certain severance payments. Messrs. Winterhalter, Flaherty, Golliher, Spinozzi and Lowery elected to change to the safe-harbor definition.

Equity Awards

Alberto-Culver Employee Stock Option Plan of 2003

        Pursuant to the Alberto-Culver Employee Stock Option Plan of 2003, or the ACSOP, in the event of a change in control, as defined below, all outstanding options under the ACSOP will immediately become fully exercisable. In the event of a change in control in which our stockholders receive shares of registered common stock, all outstanding options under the ACSOP will immediately be fully exercisable for the number and class of shares into which each outstanding share of our Common Stock will be converted pursuant to the change in control, and the purchase price per share will be appropriately adjusted. In the event of a change in control in which our stockholders receive consideration other than registered common stock, all outstanding options under the ACSOP will be cancelled in exchange for a cash payment from us in an amount equal to the number of shares of our Common Stock underlying the cancelled options, multiplied by the excess, if any, of (i) the greater of (a) the highest price per share offered to our stockholders in connection with the change in control, or (b) the closing price for shares of our Common Stock on the NYSE on the date of the change in control, over (ii) the purchase price per share of our Common Stock subject to the cancelled options.

        For purposes of the ACSOP, the term "change in control" generally means the first to occur of:

  •
  the acquisition (other than directly from us) by any person, other than us, our subsidiaries, or our employee benefit plans, of both (i) 20% or more of the voting power of our outstanding Common Stock, and (ii) voting power of our outstanding Common Stock in excess of the voting power held by (a) Leonard H. Lavin and Bernice E. Lavin, whom we refer to together as the Lavins, (b) the descendants and spouses of the Lavins, (c) the estates of the Lavins and those of their descendants and spouses, (d) any trusts or similar arrangements for the benefit of either of the Lavins or their respective descendants and spouses, (e) the Lavin Family Foundation, and (f) any other charitable organizations established by either of the Lavins or their respective descendants and spouses.

  •
  a change in the majority of our incumbent directors;

  •
  certain mergers or consolidations involving us or certain sales of substantially all of our assets; and

  •
  stockholder approval of our complete liquidation or dissolution.

        Pursuant to the ACSOP, if the grantee's employment is terminated:

  •
  due to the grantee's death or disability, the options that are exercisable as of the date of his or her termination will remain exercisable until the earlier of 12 months and the expiration of the option term, and any options that are not exercisable as of the date of his or her termination will be forfeited and cancelled as of the date of termination;

  •
  due to the grantee's retirement, the options that are exercisable as of the date of his or her retirement will remain exercisable until the earlier of 24 months and the expiration of the option term. Any options that are not exercisable as of the date of his or her retirement will continue to vest pursuant to their vesting schedule and will remain exercisable until the earlier of five years from the date of grant and the expiration of the option term;

  •
  following a change in control, all options will terminate upon the earlier of three months after the termination of the grantee's employment and the expiration of the option term; or

  •
  for any reason other than as described above, all options will terminate as of the date of the termination of his or her employment.

Certain Award Agreements with our Named Executive Officers

        The award agreements with respect to the options granted to Messrs. Winterhalter, Golliher, Spinozzi and Lowery on December 4, 2006 and October 21, 2009 (in the case of Mr. Winterhalter) under the ACSOP contain vesting provisions that differ in certain respects, as described below, from those contained in the ACSOP. Pursuant to such award agreements, if the individual's employment is terminated:

  •
  in the case of Messrs. Golliher, Spinozzi and Lowery due to his retirement, (i) the options that are exercisable as of the date of his retirement will remain exercisable until the earlier of 36 months and the expiration of the option term, and (ii) any options that are not exercisable as of the date of his termination will be forfeited;

  •
  in the case of Mr. Winterhalter, due to his retirement, and unless he agrees to certain restricted covenants described below under "2007 Omnibus Plan," (i) the options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, and (ii) any unvested options will be forfeited and cancelled as of the date of the termination. If Mr. Winterhalter agrees to such restrictive covenants, then, for the three-year period following his retirement, he will continue to vest in the portion of the options that were not vested and exercisable as of the date of his retirement and such options will remain exercisable until the earlier of 60 days following the third anniversary of his retirement, or 12 months following his death or the expiration of the option term.

  •
  in the case of Messrs. Golliher, Spinozzi and Lowery without "cause," as defined in the ACSOP, (i) the options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination and the options, to the extent so vested, will remain exercisable until the earlier of 90 days and the expiration of the option term, and (ii) any unvested portion of the options will be forfeited and cancelled as of the date of the termination; or

  •
  due to his death or disability, (i) the options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination and the options, to the extent so vested, will remain exercisable until the earlier of 12 months and the expiration of the option term, and (ii) any unvested portion of the options will be forfeited and cancelled as of the date of the termination.

        In all other cases, the award agreements contain vesting provisions that are substantially similar to those contained in the ACSOP.

2003 Alberto-Culver Restricted Stock Plan

        Pursuant to the 2003 Alberto-Culver Restricted Stock Plan, or the RSP, in the event of a change in control, all outstanding shares of restricted stock will immediately become fully vested. For purposes of the RSP, the term "change in control" is identical to the definition of "change in control" in the ACSOP, as described above.

        Pursuant to the RSP, if, prior to vesting of a restricted stock award, the employment of the grantee is terminated:

  •
  due to the grantee's death or disability, then the Compensation Committee may accelerate vesting in its discretion;

  •
  due to the grantee's retirement, all restricted stock held by the grantee will immediately vest; or

  •
  for any reason other than as described above, any restricted stock held by the grantee will automatically be forfeited.

Certain Award Agreements with Mr. Winterhalter

        The award agreements with respect to restricted stock granted under the RSP to Mr. Winterhalter on January 24, 2007, contain vesting provisions that differ in certain respects, as described below, from those contained in the RSP. Pursuant to the award agreements, if the grantee's employment is terminated:

  •
  due to his death or disability, (i) the restricted stock will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, and (ii) any shares of restricted stock that are not so vested will be forfeited and cancelled as of the date of the termination; or

  •
  for any other reason than as described above, all of his restricted stock will be forfeited and cancelled as of the date of the termination.

2007 Omnibus Plan

        Pursuant to the 2007 Omnibus Plan, in the event of a change in control, as defined below, the Compensation Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefore, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Compensation Committee, the award will vest.

        If the Compensation Committee does not provide for substitute awards as describe above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

  •
  all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

  •
  all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

  •
  shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

  •
  with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control; or

  •
  at the Compensation Committee's discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the 2007 Plan, based on the change in control price.

        For purposes of the 2007 Omnibus Plan, the term "change in control" generally means the first to occur of:

  •
  the acquisition by any person, other than us, our subsidiaries, our employee benefit plans, or the Parallel Fund or its affiliates, of 50% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of our incumbent directors within any 24 month period;

  •
  certain mergers or consolidations involving a change in ownership of 50% or more of our Common Stock or the sale of substantially all of our assets; or

  •
  stockholder approval of our liquidation or dissolution.

        Pursuant to the 2007 Omnibus Plan, if the grantee's employment terminated:

  •
  for "cause," (i) all of his or her options (both vested and unvested) will be forfeited and cancelled, and (ii) any outstanding shares of restricted stock will be forfeited and cancelled as of the date of such termination;

  •
  due to the grantee's death or disability, (i) his or her options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination, and the options, to the extent so vested, will remain exercisable until the 12 month anniversary of the date of termination , (ii) any of his or her option shares that are not so vested will be forfeited and cancelled as of the date of the termination, (iii) his or her restricted stock will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, and (iv) any shares of restricted stock that are not so vested will be forfeited and cancelled as of the date of the termination;

  •
  due to the grantee's retirement (as defined in the 2007 Omnibus Plan), and unless the grantee agrees to certain restricted covenants described below, (i) any options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination, and (iii) any outstanding shares of restricted stock will be forfeited and cancelled as of the date of such termination; or

  •
  for any reason other than as described above, (i) any options that are exercisable as of the date of termination will remain exercisable until the earlier of 60 days and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination; and (iii) any outstanding shares of restricted stock will be forfeited and cancelled as of the date of such termination.

        The 2007 Omnibus Plan contains certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, that apply to the holder of an option during the term of his or her employment, any post-termination exercise period, and the one-year period following the expiration of any post-termination exercise period. If an option holder violates any of these covenants, then any options, to the extent unexercised, will automatically terminate and be cancelled upon the first date of the violation and, in the case of the termination of the grantee's employment for "cause," he or she will remit to us in cash, to the extent applicable, the excess of (A) the greater of the closing price for shares of our Common Stock on (i) the date of exercise and (ii) the date of sale of the shares of Common Stock underlying the options, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to the options (without reduction for any shares of Common Stock surrendered or attested to) the grantee realized from exercising all or a portion of the options within the period commencing six months prior to the termination of his or her employment and ending on the one-year date. This provision does not apply to the restricted stock awards made under the 2007 Omnibus Plan.

        In addition, the 2007 Omnibus Plan provides that, in the event that the grantee's service with us is terminated as a result of the grantee's retirement (as defined in the 2007 Omnibus Plan) and the grantee agrees to be bound for a three-year period by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants,, then (i) the payout opportunities attainable under all of the grantee's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement, and (ii) for the three-year period following the grantee's retirement, (a) the grantee's outstanding restricted stock will continue to vest, and (b) the grantee will continue to vest in the portion of the options that were not vested and exercisable as of the date of his or her retirement, as if the grantee's service had not terminated. If the grantee violates any of the restrictive covenants during the three-year period, all outstanding options (whether or not vested) and all unvested restricted stock or performance awards then held by the grantee will be immediately forfeited and cancelled as of the date of such violation.

2010 Omnibus Plan

        Pursuant to the 2010 Omnibus Plan, in the event of a change in control, as defined below, the Compensation Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Compensation Committee, the award will vest.

        If the Compensation Committee does not provide for substitute awards as describe above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

  •
  all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

  •
  all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

  •
  shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

  •
  with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control; or

  •
  at the Compensation Committee's discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the 2010 Plan, based on the change in control price.

        For purposes of the 2010 Omnibus Plan, the term "change in control" generally has the same meaning as provided under the 2007 Omnibus Plan and described above.

        Pursuant to the 2010 Omnibus Plan, if the grantee's employment terminated:

  •
  for "cause," (i) all of his or her options (both vested and unvested) will be forfeited and cancelled, and (ii) any outstanding shares of restricted stock will be forfeited and cancelled as of the date of such termination;

  •
  due to the grantee's death or disability, (i) his or her options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination, and the options, to the extent so vested, will remain exercisable until the 12 month anniversary of the date of termination, (ii) any of his or her option shares that are not so vested will be forfeited and cancelled as of the date of the termination, (iii) his or her restricted stock or restricted stock units will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, (iv) any shares of restricted stock that are not so vested will be forfeited and cancelled as of the date of the termination, and (v) the payout opportunities attainable under all of his or her outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination; or

  •
  due to the grantee's retirement (as defined in the 2010 Omnibus Plan), and unless the grantee agrees to certain restricted covenants, (i) any options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination, and (iii) any outstanding shares of restricted stock will be forfeited and cancelled as of the date of such termination; or

        The 2010 Omnibus Plan contains certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, that apply to the holder of an option during the term of his or her employment, any post-termination exercise period, and the one-year period following the expiration of any post-termination exercise period. If an option holder violates any of these covenants, then any options, to the extent unexercised, will automatically terminate and be cancelled upon the first date of the violation and, in the case of the termination of the grantee's employment for "cause," he or she will remit to us in cash, to the extent applicable, the excess of (A) the greater of the closing price for shares of our Common Stock on (i) the date of exercise and (ii) the date of sale of the shares of Common Stock underlying the options, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to the options (without reduction for any shares of Common Stock surrendered or attested to) the grantee realized from exercising all or a portion of the options within the period commencing six months prior to the termination of his or her employment and ending on the one-year date. This provision does not apply to the restricted stock awards made under the 2007 Omnibus Plan.

  •
  In addition, the 2010 Omnibus Plan provides that, in the event that the grantee's service with us is terminated as a result of the grantee's retirement (as defined in the 2010 Omnibus Plan) and the grantee agrees to be bound for a three-year period by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then (i) the payout opportunities attainable under all of the grantee's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement, and (ii) for the three-year period following the grantee's retirement, (a) the grantee's outstanding restricted stock or restricted stock units will continue to vest, and (b) the grantee will continue to vest in the portion of the options that were not vested and exercisable as of the date of his or her retirement, as if the grantee's service had not terminated. If the grantee violates any of the restrictive covenants during the three-year period, all outstanding options (whether or not vested) and all unvested restricted stock or performance awards then held by the grantee will be immediately forfeited and cancelled as of the date of such violation.

Potential Realization Value of Equity Awards upon a Change in Control without Termination

        Under the ACSOP, the RSP, the 2007 Omnibus Plan and the 2010 Omnibus Plan, in the event of a change in control, the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder of such an award is terminated in connection therewith. The following table provides quantitative disclosure of the potential realizable value of outstanding awards granted to our named executive officers pursuant to the ACSOP, the RSP, the 2007 Omnibus Plan and the 2010 Omnibus Plan, assuming that:

  •
  an event which has constituted a change in control under each of the ACSOP, the RSP, the 2007 Omnibus Plan and the 2010 Omnibus Plan, each as described above, was consummated on September 30, 2010, the last business day of fiscal year 2010;

  •
  with respect to options awarded pursuant to the ACSOP, the change in control involved a transaction pursuant to which our stockholders received consideration other than registered stock;

  •
  with respect to outstanding options awarded pursuant to the 2007 Omnibus Plan, that the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  with respect to outstanding awards granted pursuant to the 2010 Omnibus Plan, that the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

  •
  each named executive officer exercised all previously unexercisable options only to the extent that the exercise price of such options did not equal or exceed the closing price for shares of our Common Stock on the NYSE on September 30, 2010; and

  •
  each named executive officer sold the shares of our Common Stock underlying his or her previously unvested shares of restricted stock at the closing price for shares of our Common Stock on the NYSE on September 30, 2010.

Name	Amount Payable($)(1)

Gary G. Winterhalter	$896,000

Mark J. Flaherty	$201,600

John H. Golliher	$201,600

Michael G. Spinozzi	$201,600

Bennie L. Lowery	$134,400

(1)
Calculated in accordance with SEC rules by reference to the closing price for our Common Stock on the NYSE on September 30, 2010, which was $11.20.

Potential Payments upon Termination or Change in Control

        The following table provides quantitative disclosure of the estimated payments that would be made to our named executive officers under their severance agreements and, with respect to Mr. Winterhalter, his termination agreement, as well as the amounts our named executive officers would receive upon the exercise and sale of certain equity awards that were accelerated in connection with employment termination, assuming that:

  •
  each named executive officer's employment with us was terminated on September 30, 2010, the last business day of our fiscal year 2010;

  •
  with respect to the columns in the following table that reflect amounts that would have been received based on a termination of employment in connection with a change in control, the named executive officer's employment with us was terminated in connection with an event that constituted a change in control under any agreement or plan described above;

  •
  the base salary earned by each named executive officer for his services to us through September 30, 2010 has been fully paid;

  •
  with respect to options awarded pursuant to the ACSOP, the change in control involved a transaction pursuant to which our stockholders received consideration other than registered stock;

  •
  with respect to options awarded pursuant to the 2007 Omnibus Plan, the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  with respect to awards granted pursuant to the 2010 Omnibus Plan, the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

  •
  each named executive officer exercised all options that were accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2010, which was $11.20, but only to the extent that the exercise price of such options did not equal or exceed $11.20; and

  •
  each named executive officer sold the shares of restricted stock with respect to which vesting was accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2010, which was $11.20.

        In addition, the amounts presented in the following table do not reflect amounts the named executive officer earned or accrued prior to termination, such as such officer's previously vested options and restricted stock. For information about these previously earned and accrued amounts, see the "Fiscal Year 2010 Summary Compensation Table," "Outstanding Equity Awards at 2010 Fiscal Year End Table," and "Option Exercises and Stock Vested In Fiscal Year 2010," located elsewhere in this Proxy Statement.

Potential Payments Upon Termination or Change in Control Table for Fiscal 2010

			No Change in Control — Voluntary Termination
							Change in Control — Termination w/o Cause or for Good Reason	Change in Control — Termination w/ Cause or w/o Good Reason
					No Change in Control — Termination Due to Death	No Change in Control — Termination Due to Disability
		No Change in Control — Termination w/o Cause
Name and Principal Position	Benefit Description		w/ Good Reason	w/o Good Reason
Gary G.Winterhalter	Prorata bonus(1)	0	0	0	0	0	1,307,933	0
	Severance pay(2)	1,770,000	1,770,000	0	0	1,770,000	2,646,150	0
	Bonus payment(3)	889,224	889,224	0	0	889,224	1,329,390	0
	Stock option vesting(4)	244,500	244,500	244,500	1,610,250	1,610,250	4,497,000	4,497,000
	Restricted stock vesting(5)	0	0	0	448,000	448,000	896,000	896,000
	Health care benefits continuation(6)	18,648	18,648	0	0	18,648	29,352	0
	Health care benefits lump sum value(7)	6,216	6,216	0	0	6,216	0	0
	Accrued vacation(8)	91,891	91,891	91,891	91,891	0	91,891	91,891
	Exec Outplacement	12,000	12,000	0	0	12,000	0	0
	TOTAL VALUE	3,032,479	3,032,479	336,391	2,150,141	4,754,338	10,797,716	5,484,891
Mark J. Flaherty(9)	Prorata bonus(1)	0	0	0	0	0	350,530	0
	Severance pay(2)	0	0	0	0	0	788,756	0
	Bonus payment(3)	0	0	0	0	0	266,362	0
	Stock option vesting(4)	0	0	0	530,975	530,975	1,540,050	1,540,050
	Restricted stock vesting(5)	0	0	0	67,200	67,200	201,600	201,600
	Health care benefits continuation(6)	0	0	0	0	0	28,248	0
	Health care benefits lump sum value(7)	0	0	0	0	0	0	0
	Accrued vacation(8)	29,346	29,346	29,346	29,346	0	29,346	29,346
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	29,346	29,346	29,346	627,521	598,175	3,204,892	1,770,996
John R. Golliher	Prorata bonus(1)	0	0	0	0	0	451,950	0
	Severance pay(2)	0	0	0	0	0	771,563	0
	Bonus payment(3)	0	0	0	0	0	289,378	0
	Stock option vesting(4)	0	46,863	46,863	526,738	526,738	1,549,413	1,549,413
	Restricted stock vesting(5)	0	0	0	67,200	67,200	201,600	201,600
	Health care benefits continuation(6)	0	0	0	0	0	28,200	0
	Health care benefits lump sum value(7)	0	0	0	0	0	0	0
	Accrued vacation(8)	34,278	34,278	34,278	34,278	0	34,278	34,278
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	34,278	81,141	81,141	628,216	593,938	3,326,382	1,785,291
Michael G. Spinozzi	Prorata bonus(1)	0	0	0	0	0	452,213	0
	Severance pay(2)	0	0	0	0	0	836,278	0
	Bonus payment(3)	0	0	0	0	0	465,959	0
	Stock option vesting(4)	0	46,863	46,863	526,738	526,738	1,549,413	1,549,413
	Restricted stock vesting(5)	0	0	0	67,200	67,200	201,600	201,600
	Health care benefits continuation(6)	0	0	0	0	0	28,392	0
	Health care benefits lump sum value(7)	0	0	0	0	0	0	0
	Accrued vacation(8)	24,748	24,748	24,748	24,748	0	24,748	24,748
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	24,748	71,611	71,611	618,686	593,938	3,558,603	1,775,761
Bennie L. Lowery	Prorata bonus(1)	0	0	0	0	0	345,916	0
	Severance pay(2)	0	0	0	0	0	876,231	0
	Bonus payment(3)	0	0	0	0	0	421,759	0
	Stock option vesting(4)	0	46,863	46,863	306,533	306,533	843,363	843,363
	Restricted stock vesting(5)	0	0	0	44,800	44,800	134,400	134,400
	Health care benefits continuation(6)	0	0	0	0	0	11,640	0
	Health care benefits lump sum value(7)	0	0	0	0	0	0	0
	Accrued vacation(8)	21,928	21,928	21,928	21,928	0	21,928	21,928
	Exec Outplacement	0	0	0	0	0	0	0
	TOTAL VALUE	21,928	68,791	68,791	373,261	351,333	2,655,237	999,691

(1)
Based on the annual bonus earned for fiscal year 2010.

(2)
Reflects, as an element of severance, the applicable multiple of the executive's annual base salary.

(3)
Reflects, as an element of severance, the applicable multiple of the executive's annual bonus. The amount reflected in the table is based on the following: (i) for Messrs. Winterhalter, Golliher and Lowery, the average annual bonus that the executive received in the five fiscal years prior to fiscal 2010; (ii) for Mr. Spinozzi, the annualized bonus that he received in fiscal year 2006 and his actual bonus received in 2007, 2008 and 2009 (due to the fact that he commenced his employment with us in May 2006, he has only received four prior bonus payments) and (iii) for Mr. Flaherty, the bonus he received for fiscal years 2008 and 2009 (due to the fact he commenced employment with us in October 2007 and, therefore, has only received two prior bonus payments).

(4)
Reflects the difference between the closing price for shares of our Common Stock on the NYSE on September 30, 2010, the last trading day of our 2010 fiscal year ($11.20) and the exercise price of the unvested stock options held by our named executive officers. The unvested stock options were awarded under the ACSOP and the 2007 Omnibus Plan.

(5)
Reflects the value of restricted stock, calculated by multiplying the number of shares of restricted stock by the closing the price for shares of our Common Stock on the NYSE on September 30, 2010, the last trading day of our 2010 fiscal year ($11.20).

(6)
Reflects the cost of continued medical and welfare benefits, based on (i) our portion of the projected cost of the benefits (the executive pays the employee cost for such coverage), (ii) the level of medical coverage selected by the executive (employee only, employee plus one, or family) and (iii) the level of life insurance and disability coverage (which is a function of salary up to the limits of the applicable benefit).

(7)
Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by Mr. Winterhalter (employee only, employee plus one, or family).

(8)
Based on the number of accrued vacation hours available for the executive as of September 30, 2010, multiplied by the equivalent hourly rate for the executive's base salary.

(9)
The amounts represented in the "Change of Control" columns for Mr. Flaherty would be reduced pursuant to a "cut-back" provision in his Severance Agreement, which requires that any parachute payments payable in connection with a change in control be reduced to the extent necessary to avoid the imposition of an excise tax under Section 4999 of the Internal Revenue Code. Although each of our other named executive officers has a similar "cut-back" provision in his Severance Agreement, none would have been similarly affected based on a termination of employment occurring on September 30, 2010 in connection with a change of control.

Executive Officer Indemnification Agreement

        In December 2006, the Board of Directors, upon the recommendation of outside legal counsel and as part of the incentive package promised to attract the members of the new Board of Directors, provided each member of the Board with an indemnification agreement. Please see "Director Indemnification Agreements" earlier in this proxy statement for a description of these arrangements. As a member of the Board, Mr. Winterhalter was provided with an indemnification agreement.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The executive officers of Sally Beauty Holdings, Inc., their ages (as of November 30, 2010), and their positions for at least the last five years are as follows:

        Gary G. Winterhalter, 58, has been our President and Chief Executive Officer since November 2006 and is also a member of our Board. From May 2005 to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996.

        Mark J. Flaherty, 47, has been our Senior Vice President and Chief Financial Officer since June 2008. Mr. Flaherty served as the Acting Chief Financial Officer of the Corporation from April 11, 2008 to June 10, 2008 and as the Vice President, Chief Accounting Officer and Controller from October of 2007 to April of 2008. Prior to joining the Corporation, Mr. Flaherty served as the Chief Financial Officer of Tandy Brands Accessories, Inc. from August 2002 to October 2007, as its Treasurer from October 2002 to October 2007, and as its Assistant Secretary from October 2003 to October 2007. Mr. Flaherty previously served as Tandy Brands' Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.

        John R. Golliher, 58, has been the President of Beauty Systems Group LLC since November 2006. From July 2006 until our separation from Alberto-Culver, Mr. Golliher served as President of Beauty Systems Group. From December 2003 to July 2006, Mr. Golliher served as Vice President and General Manager for the West Coast Beauty Systems division of Beauty Systems Group. From October 2001 to December 2003, Mr. Golliher served as Vice President of Full Service Sales, Beauty Systems Group East.

        Bennie L. Lowery, 60, has been our Senior Vice President and General Merchandise Manager of Beauty Systems Group since November 2006. From May 2006 until our separation from

Alberto-Culver, Mr. Lowery served as Senior Vice President and General Merchandise Manager of Beauty Systems Group. From October 1993 to May 2006, Mr. Lowery served as Senior Vice President and General Merchandise Manager of Sally Beauty Supply.

        Raal H. Roos, 58, has been our Senior Vice President, General Counsel and Secretary since November 2006. Mr. Roos became Senior Vice President in December 2006 and was appointed Vice President, General Counsel and Secretary in connection with our separation from Alberto-Culver. From October 2004 to our separation from Alberto-Culver, Mr. Roos served as Beauty Systems Group, Inc.'s and Sally Beauty Corporation, Inc.'s Vice President, General Counsel and Secretary. From October 2000 to October 2004, Mr. Roos served as Beauty Systems Group, Inc.'s and Sally Beauty Company, Inc.'s Vice President, General Counsel and Assistant Secretary.

        Michael G. Spinozzi, 51, has been the President of Sally Beauty Supply LLC since November 2006. From May 2006 until our separation from Alberto-Culver, Mr. Spinozzi served as President of Sally Beauty Supply. From March 2001 to February 2006, Mr. Spinozzi served in several capacities at Borders Group, Inc., an operator of books, music and movie superstores and mall-based bookstores, most recently as Executive Vice President.

        Janna Minton, 59, has been our Vice President, Chief Accounting Officer and Controller since August 2008. Ms. Minton served as the Principal Accounting Officer and Controller of Tandy Brands Accessories, Inc., a designer, manufacturer and marketer of leather goods, from October 2007 to August 2008, as their Corporate Controller from August 2002 to October 2007 and as their Corporate Accounting Manager from December 1999 to August 2002. From 1993 to December 1999, Ms. Minton held the position of Accounting Manager for a manufacturer located in Arlington, Texas and a real estate management company located in Dallas, Texas. Ms. Minton is a certified public accountant.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers and Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership, as of November 22, 2010, of: (i) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC), to beneficially own more than 5% of the total number of outstanding shares; and (ii) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of November 22, 2010 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 22, 2010, including upon the exercise of options. The total number of outstanding shares on which the percentages of share ownership in the table are based is 182,896,916. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210-6802.

        Ownership of our Common Stock is shown in terms of "beneficial ownership." Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Gary G. Winterhalter	2,306,059	(3)	1.25%
Mark J. Flaherty	122,506	(4)	*
John R. Golliher	583,774	(5)	*
Bennie L. Lowery	516,899	(6)	*
Janna Minton	43,207	(7)	*
Raal H. Roos	257,704	(8)	*
Michael G. Spinozzi	570,784	(9)	*
Kathleen J. Affeldt	68,246	(10)	*
Marshall E. Eisenberg	232,746	(11)	*
James G. Berges	0		*
Kenneth A. Giuriceo	0		*
Robert R. McMaster	87,746	(12)	*
Walter L. Metcalfe, Jr.	82,746	(13)	*
John A. Miller	477,052	(14)	*
Martha Miller de Lombera	57,746	(15)	*
Edward W. Rabin	272,046	(16)	*
Richard J. Schnall	0		*
All directors and executive officers as a group (17 persons)	5,679,261	(17)	3.05%
CDR Investors	86,362,971	(18)	47.22%
1403 Foulk Road, Suite 106
Wilmington, Delaware 19803
FMR LLC	24,442,616	(19)	13.37%
82 Devonshire Street
Boston, Massachusetts 02109

(1)
Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)
An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)
Includes 448,390 shares of Common Stock, 130,000 shares of restricted Common Stock, 2,669 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 1,725,000 shares subject to stock options exercisable currently or within 60 days.

(4)
Includes 326 shares of Common Stock, 35,322 shares of restricted Common Stock and 86,856 shares subject to stock options exercisable currently or within 60 days.

(5)
Includes 14,027 shares of Common Stock, 37,000 shares of restricted Common Stock, 1,088 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, and 531,659 shares subject to stock options exercisable currently or within 60 days.

(6)
Includes 157,399 shares of Common Stock, 8,000 shares of restricted Common Stock and 351,500 shares subject to stock options exercisable currently or within 60 days.

(7)
Includes 4,207 shares of Common Stock, 12,500 shares of restricted Common Stock and 26,500 shares subject to stock options exercisable currently or within 60 days.

(8)
Includes 11,685 shares of Common Stock and 246,019 shares subject to stock options exercisable currently or within 60 days.

(9)
Includes 25,239 shares of Common Stock, 37,000 shares of restricted Common Stock and 508,545 shares subject to stock options exercisable currently or within 60 days.

(10)
Includes 10,500 shares of Common Stock held jointly with spouse, 19,055 shares subject to stock options exercisable currently or within 60 days and 38,691 vested restricted stock units.

(11)
Includes 150,000 shares of Common Stock, 25,000 shares of Common Stock held by the Eisenberg Family Investors, a family partnership, 19,055 shares subject to stock options exercisable currently or within 60 days and 38,691 vested restricted stock units.

(12)
Includes 30,000 shares of Common Stock, 19,055 shares subject to stock options exercisable currently or within 60 days and 38,691 vested restricted stock units.

(13)
Includes 25,000 shares of Common Stock, 19,055 shares subject to stock options exercisable currently or within 60 days and 38,691 vested restricted stock units.

(14)
Includes 410,306 shares of Common Stock, 6,000 shares held as a custodian for minor children, 3,000 shares held by his child in joint tenancy with right of survivorship, 19,055 shares subject to stock options exercisable currently or within 60 days and 38,691 vested restricted stock units.

(15)
Includes 19,055 shares subject to stock options exercisable currently or within 60 days and 38,691 vested restricted stock units.

(16)
Includes 202,000 shares of Common Stock held by such person as trustee of trust for benefit of himself, 12,300 shares of Common Stock held by wife, 19,055 shares subject to stock options exercisable currently or within 60 days and 38,691 vested restricted stock units.

(17)
Includes 1,535,379 shares of Common Stock, 259,822 shares of restricted Common Stock, 3,757 shares held as participants in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, 3,609,466 shares subject to stock options exercisable currently or within 60 days and 270,837 vested restricted stock units. Such persons have shared voting and investment power with respect to 13,500 shares.

(18)
Based solely on information provided on that certain Schedule 13D (Amendment No. 1) dated November 16, 2006, which reflects sole voting power with respect to 0 shares, shared voting power with respect to 85,795,405 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 85,795,405 shares beneficially owned by CDRS Acquisition LLC

  ("CDRS"); Clayton Dubilier and Rice Fund VII, L.P ("Fund VII"), as the result of its position as the sole member of CDRS; CD&R Associates VII, Ltd. ("Associates VII"), as the result of its position as the general partner of Fund VII; CD&R Associates VII, L.P. ("Associates VII LP"), as the result of its position as the sole shareholder of Associates VII; and CD&R Investment Associates VII, Ltd., as the result of its position as the general partner of Associates VII LP and sole voting power with respect to 0 shares, shared voting power with respect to 567,566 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 567,566 shares beneficially owned by Parallel Fund and CD&R Parallel Fund Associates VII Ltd, as the result of its position as the general partner of Parallel Fund.

(19)
Based solely on information provided on that certain Schedule 13G (Amendment No. 2) dated February 12, 2010, which reflects sole voting power with respect to 1,602,178 and shared voting power with respect to 0 shares, sole dispositive power with respect to 24,442,616 shares and shared dispositive power with respect to 0 shares beneficially owned by FMR LLC; FMR LLC filed as a parent holding company in accordance with Section 240.13d-1(b)(ii)(G).

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are "independent" (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Robert R. McMaster, the Chairman of the Audit Committee, Marshall E. Eisenberg and John A. Miller as audit committee financial experts under the SEC's guidelines.

        The Audit Committee's purposes and responsibilities are described in its charter, available on the corporate governance section of the Corporation's website at www.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Corporation's financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the external auditors' qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation's internal audit function; (b) deciding whether to appoint, retain or terminate the Corporation's independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation's financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The external auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The external auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        The Audit Committee recognizes the importance of maintaining the independence of the Corporation's independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated KPMG's qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established in its Charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Corporation's pre-approval policy is more fully described in this proxy statement under the caption "Proposal 2 — Ratification of Selection of Auditors." The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG.

        In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation's audited financial statements for the year ended September 30, 2010. The Audit Committee has discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 114, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from the Corporation and its management. The Audit Committee has considered whether the external auditors' provision of non-audit services to the Corporation is compatible with the auditors' independence.

        Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2010, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Robert R. McMaster (Chair) Marshall E. Eisenberg Walter L. Metcalfe, Jr. John A. Miller

PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITORS

        Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2011. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

Fees Paid to KPMG

        The fees billed by KPMG with respect to the years ended September 30, 2010 and September 30, 2009 were as follows:

	Year Ended September 30, 2010	Year Ended September 30, 2009
Audit Fees(1)	$2,005,310	$2,196,908
Audit-Related Fees(2)	62,500	59,500
Tax Fees(3)	189,881	72,037
All Other Fees	—	—

Total Fees(4)	$2,257,691	$2,328,445

(1)
Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.

(2)
Audit-related fees consist of fees for audits of the Corporation's employee benefit plans.

(3)
Tax fees consist of fees for tax consultation and tax compliance services.

(4)
The Audit Committee pre-approved all fees.

        The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2010 is compatible with maintaining KPMG's independence.

        Pre-Approval Policy.     Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2010. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

        If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Compensation Discussion and Analysis begins on page 24. As discussed there, the Board of Directors believes that the Corporation's long-term success depends in large measure on the talents of our employees. The Corporation's compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of the Corporation's executive officers with those of its stockholders.

        This proposal provides stockholders with the opportunity to cast an advisory vote on the Corporation's executive compensation program.

        The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 24 and the tabular and other disclosures on compensation under executive compensation beginning on page 39, and cast a vote either to endorse or not endorse the Corporation's executive compensation programs through the following resolution:

  "Resolved, that stockholders approve the compensation of the Corporation's executive officers, including the Corporation's compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement."

        While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 3.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES
ON EXECUTIVE COMPENSATION

        As discussed in Proposal 3, the Board values the input of stockholders regarding the Corporation's executive compensation practices. Stockholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 3, will occur. Stockholders can advise the Board on whether such votes should occur every year, every two years or every three years or may abstain from voting.

        This is an advisory vote, and as such is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation. A scheduling vote similar to this will occur at least once every six years.

        The Board of Directors recommends that the advisory vote on executive compensation be held every three years. A triennial approach provides regular input by stockholders, while allowing time to evaluate the effects of the Corporation's pay program on performance over a longer period. Stockholders are not being asked to approve or disapprove of the Board's recommendation, but rather to indicate their own choice as among the frequency options.

        Please mark on the Proxy Card your preference as to the frequency of holding stockholder advisory votes on executive compensation, as either every year, every two years, or every three years or you may mark "abstain" on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "EVERY THREE YEARS"
ON PROPOSAL 4.

STOCKHOLDER PROPOSALS

        If you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2012 annual meeting, such submission must be in writing and received by us no later than August 11, 2011. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the Proxy Statement and form of proxy for our 2012 annual meeting.

        Our Third Amended and Restated By-laws require that any stockholder proposal that is not submitted for inclusion in next year's proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2012 Annual Meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2011 Annual Meeting. As a result, proposals submitted pursuant to these provisions of our Third Amended and Restated By-laws must be received no earlier than September 30, 2011, and no later than the close of business on October 30, 2011, and must otherwise comply with the requirements of our Third Amended and Restated Bylaws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

        A copy of the Third Amended and Restated By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

REDUCE PRINTING AND MAILING COSTS

        To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC's "householding" rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

        Stockholders of Record:     If you vote on the Internet at www.investorvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

        Beneficial Owners:     If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

 OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Raal H. Roos Corporate Secretary
December 9, 2010

Admission Ticket

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 28, 2011.
Vote by Internet

•        Log on to the Internet and go to www.envisionreports.com/sbh

•        Follow the steps outlined on the secured website.

Vote by telephone

•        Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•        Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.	Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3 and to approve EVERY THREE YEARS votes on executive compensation.

1.	Election of Directors Nominees:	For	Withhold

	01 — Kathleen J. Affeldt	☐	☐
	02 — Walter L. Metcalfe, Jr.	☐	☐
	03 — Edward W. Rabin	☐	☐
	04 — Gary G. Winterhalter	☐	☐

2.	Ratification of the Selection of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year 2011.	For ☐	Against ☐	Abstain ☐

3.	Approval of the compensation of the Corporation’s executive officers including the Corporation’s compensation practices and principles and their implementation.	☐	☐	☐

4.	Frequency of advisory votes on executive compensation.	1yr.	2yrs.	3yrs.	Abstain
	*PLEASE SELECT ONLY ONE OPTION*	☐	☐	☐	☐

B.	Non-Voting Items

Change of Address—Please print your new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.		☐

C. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

Admission Ticket

Annual Meeting of Stockholders

of

Sally Beauty Holdings, Inc

Friday, January 28, 2011

9 A.M. CST

SALLY SUPPORT CENTER

3001 Colorado Boulevard

Denton, Texas 76210

This ticket admits only the stockholder(s) whose name(s) is/are printed on the front side of this proxy card.  Please bring this admission ticket and a government issued photo identification card with you if you are attending the meeting.

YOUR VOTE IS IMPORTANT

Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—Sally Beauty Holdings, Inc.

This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc.

The undersigned hereby appoints Mark J. Flaherty and Janna Minton, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 28, 2011, any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement FOR all nominees for election of directors, FOR proposals 2 and 3 and EVERY THREE YEARS for proposal 4. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number.

Please mark, sign and date on the reverse side.